================================================================================


                           SCHEDULE 14A INFORMATION


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Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
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    Section 240.14a-12


                           The Fairchild Corporation
               (Name of Registrant as Specified In Its Charter)


                           The Fairchild Corporation
                  (Name of Person(s) Filing Proxy Statement)


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    Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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    2) Aggregate number of securities to which transaction applies:
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-----------
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[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
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    previously. Identify the previous filing by registration statement number,
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================================================================================

                           THE FAIRCHILD CORPORATION
                    WASHINGTON DULLES INTERNATIONAL AIRPORT
                             300 WEST SERVICE ROAD
                                P.O. BOX 10803
                           CHANTILLY, VIRGINIA 20153
                               ----------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD NOVEMBER 21, 1996
                               ----------------

               TO THE STOCKHOLDERS OF THE FAIRCHILD CORPORATION:

  The Annual Meeting of Stockholders of The Fairchild Corporation, a Delaware corporation (the "Company"), will be held at the Marriott Hotel, Washington Dulles International Airport, 333 West Service Road, Chantilly, Virginia, on Thursday, November 21, 1996, at 10:00 a.m. (local time), for the following purposes:

    1. To elect twelve (12) directors of the Company for the ensuing year;

    2. To amend the 1986 Non-Qualified and Incentive Stock Option Plan;

    3. To approve the grant of options to certain employees under the 1986 Non-Qualified and Incentive Stock Option Plan;

    4. To approve the 1996 Non-Employee Directors Stock Option Plan;

    5. To approve the material terms of the performance goals for the fiscal 1997 incentive compensation award for the Company's Chief Executive Officer;

    6. To approve the material terms of the performance goals for fiscal years 1997, 1999, 2000 and 2001 incentive compensation award for the President and General Manager of Fairchild Technologies, GmbH; and

    7. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

  Only stockholders of record as of the close of business on September 24, 1996, will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

                                          By Order of the Board of Directors

                                          Donald E. Miller
                                          Senior Vice President & Secretary

October 8, 1996

KINDLY DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED STAMPED, ADDRESSED ENVELOPE.

                           THE FAIRCHILD CORPORATION
                    WASHINGTON DULLES INTERNATIONAL AIRPORT
                             300 WEST SERVICE ROAD
                                P.O. BOX 10803
                           CHANTILLY, VIRGINIA 20153

                                                                October 8, 1996

                                PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") of The Fairchild Corporation (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m. on Thursday, November 21, 1996 and at any adjournments or postponements thereof, at the Marriott Hotel, Washington Dulles International Airport, 333 West Service Road, Chantilly, Virginia. Only holders of record of the Company's Class A Common Stock, par value $.10 per share ("Class A Stock"), and Class B Common Stock, par value $.10 per share ("Class B Stock"), at the close of business on September 24, 1996 will be entitled to vote at the Annual Meeting. On September 24, 1996, there were 13,842,237 shares of Class A Stock and 2,632,690 shares of Class B Stock outstanding and eligible to vote. Each share of Class A Stock entitles the holder thereof to one vote, and each share of Class B Stock entitles the holder thereof to ten votes, on each matter scheduled to come before the Annual Meeting. Class A Stock and Class B Stock are sometimes collectively referred to herein as "Stock."

  This Proxy Statement and enclosed proxy form are first being mailed to the Company's shareholders on or about October 8, 1996.

  Any proxy given pursuant to this solicitation and received in time for the Annual Meeting will be voted as specified in such proxy. If no instructions are given, proxies will be voted "FOR" the election of the nominees named below under the caption "Election of Directors--Information as to Nominees," and "FOR" each of the other proposals set forth in the Notice of Annual Meeting and this Proxy Statement.

  The holders of record of outstanding Stock present in person or represented by proxy constituting a majority of the votes entitled to be cast at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes (shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

  In the election of directors, holders of Stock are entitled to elect twelve directors with the twelve candidates who receive the highest number of affirmative votes being elected. Votes against a candidate and votes withheld have no legal effect.

  The proposals in this Proxy Statement (other than the election of directors) require the affirmative vote of a majority of votes entitled to be cast by holders of shares of Stock present at the Annual Meeting in person or represented by proxy. Abstentions from voting in such proposals have the effect of a negative vote. Broker non-votes are not deemed entitled to vote and have no effect for purposes of determining whether a proposal has been approved. However, under New York Stock Exchange rules, with respect to Items 2, 3 and 4 of this Proxy Statement all votes cast either for or against such proposals must (in the aggregate) represent at least 50% in interest of all shares of Stock entitled to vote. Abstentions and broker non-votes make it more difficult to meet this New York Stock Exchange requirement.

  The Board does not know of any matters, other than those specified herein, which will be presented for action at the Annual Meeting. In the event that any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment on such matters.

  Any proxy may be revoked at any time prior to its exercise by notifying the Company's Secretary in writing at the above address, by delivering a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

                        ITEM 1.  ELECTION OF DIRECTORS

  Twelve directors are to be elected for the ensuing year to hold office until the next annual meeting of stockholders and until their successors are elected and qualified. Except for Melville R. Barlow, Colin M. Cohen and Daniel Lebard, all nominees were elected to the Board at the 1995 annual meeting of stockholders. All nominees have been designated as "Continuing Directors" as defined in the Company's Certificate of Incorporation, as amended.

INFORMATION AS TO NOMINEES

  Set forth below is information about each nominee for election as a director, based on information supplied by him, including his name, age and principal occupations during the past five years, and certain directorships held by him.

  MICHAEL T. ALCOX, 48, served as Senior Vice President and the Chief Financial Officer of the Company from December 1987 through September 1996. He also served as Treasurer of the Company from September 1990 until November 1991. Mr. Alcox served as Vice President and Chief Financial Officer of RHI Holdings, Inc. (6) ("RHI Holdings") and as Vice President and Chief Financial Officer of Fairchild Industries, Inc. (7) ("Fairchild Industries") from 1990 through March 1996. Since September 30, 1996, Mr. Alcox serves as a Vice President to the Company, not employed on a full time basis. Mr. Alcox is a director of Banner Aerospace, Inc. (8) ("Banner Aerospace"). He became a director of the Company in 1988. (1) (4)

  MELVILLE R. BARLOW, 67, was a consultant to the Company from September 1995 through September 1996. From July 1991 through March 1994 he was President of Pilkington Aerospace, Inc. (manufacturer of aircraft transparencies). From June 1984 through March 1991, he was a Corporate Vice President of General Dynamics and General Manager of General Dynamics Electronics Division (manufacturer of military aircraft automatic test equipment). He became a director of the Company in 1996. (3)

  MORTIMER M. CAPLIN, 80, has been a senior member of Caplin & Drysdale (attorneys) since 1964. Mr. Caplin serves as a director of Presidential Realty Corporation and Danaher Corporation. He became a director of the Company in 1990. (1) (2) (5)

  COLIN M. COHEN, 45, was Managing Director of Citicorp Securities, Inc. (Chicago) until September 1996. He served in such capacity for more than five years. He was responsible for the customer origination, structuring and monitoring of the Citibank affiliated relationships and transactions in the mid-West for the Citicorp Structure Finance Group. In addition, he was responsible for the development and management of a portfolio for the Citicorp Global Aviation Department, an industry sector of the Global Relationship Banking Division of Citicorp. Mr. Cohen became a director of the Company in September 1996, and the Company's Senior Vice President--Business Development and Finance, and Chief Financial Officer effective October 1, 1996. Pursuant to his employment agreement with the Company, Mr. Cohen is to be nominated for election as a director every fiscal year during his term of employment.

  PHILIP DAVID, 65, was a consultant to the Company from January 1988 to June 1993. He was also an employee of the Company from January 1988 to December 1989. He was a Professor of Urban Development at Massachusetts Institute of Technology until June 1988. Dr. David is also a director of IRI International, Inc. He became a director of the Company in 1985. (3)

  HAROLD J. HARRIS, 67, is President of Wm. H. Harris, Inc. (retailer). He is a director of Capital Properties Incorporated of Rhode Island. He became a director of the Company in 1985. (2) (4)

  SAMUEL J. KRASNEY, 71, retired in 1993 as the Chairman of the Board, the Chief Executive Officer and President of Banner Aerospace (8), positions he had held since June 1990. He continues to serve as a director of Banner Aerospace (since June 1990) and also serves as the Vice Chairman of the Board of the Company (since December 1985). He served as the Chief Operating Officer of the Company from December 1985 until December 1989. Mr. Krasney has served as the managing partner of ABBA Capital Enterprises since October 1985. Mr. Krasney is a director of FabriCenters of America, Inc. and Waxman Industries, Inc. He became a director of the Company in 1968.

  DANIEL LEBARD, 57, is the Chairman of the Board of Daniel Lebard Management Development SA, a consulting firm in Paris, France, which sells management services. He has served in such capacity for more than the last five years. Since 1995, he also serves as Chief Executive Officer of Groupe Sofrecid SA and Kvaerner-Clecim SA, engineering companies whose headquarters are in Paris.

  HERBERT S. RICHEY, 74, served as President of Richey Coal Company (coal properties-brokerage and consulting) until December 1993. He became a director of the Company in 1977. (1) (2) (3) (5)

  ROBERT A. SHARPE II, 38, has served as Executive Vice President and Chief Financial Officer of Fairchild Fasteners (a division of Fairchild Holding Corp. (10)) since July 1996, and as consultant for Fairchild Fasteners from October 1995 through July 1996. He served as Vice President, Corporate Development of Smithfield Foods, Inc. (a pork-products company) from July 1994 through July 1996, where he was responsible for corporate development as well as three of Smithfield's operating subsidiaries. Prior to that time, Mr. Sharpe served as Senior Vice President of NationsBank Corporation (a national bank) and held other management positions with NationsBank. Mr. Sharpe is a director of Capital Associates, Inc. and Capital Associates International, Inc. He became a director of the Company in 1995.

  DR. ERIC I. STEINER, 34, has served as Senior Vice President, Operations of the Company since May 1992, and is currently President of Fairchild Fasteners, a division of Fairchild Holding Corp. (10) Prior thereto, he served as President of Camloc/RAM Products, one of the Company's operating units, from September 1993 to February 1995. He served as Vice President, Business Planning of the Company from March 1991 until May 1992. He also served as Vice President of Fairchild Industries (7) from May 1992 through March 1996. He received an M.B.A. from Insead in France in 1990. Prior thereto, he received an M.D. in 1988 from Faculte de Medicine de Paris and was a medical doctor at Hospitaux De Paris in France until November 1989. He is a director of Banner Aerospace. (8) Dr. Steiner became a director of the Company in 1988. He is the son of Jeffrey J. Steiner. (1)

  JEFFREY J. STEINER, 59, has served as the Chairman of the Board and the Chief Executive Officer of the Company since December 1985, and as President of the Company since July 1, 1991. He has served as the Chairman of the Board, the Chief Executive Officer and President of Banner Aerospace (8) since September 1993. He has served as the Chairman, President, and the Chief Executive Officer of RHI Holdings (6) since 1988. He served as the Vice Chairman of the Board of Rexnord Corporation (9) from July 1992 to December 1993, and as the Chairman, President and Chief Executive Officer of Fairchild Industries (7) from July 1991 through March 1996. Mr. Steiner is and for the past five years has been President of Cedco Holdings Ltd., a Bermuda corporation (a securities investor). He serves as a director of The Franklin Corporation and The Copley Fund, and as director and Vice Chairman of the Board of Shared Technologies Fairchild Inc. He became a director of the Company in 1985. He is the father of Dr. Eric I. Steiner. (1) (4)

  The persons named in the proxies will vote the proxies for the election of the aforementioned nominees for director except where the authority to vote for the nominees is withheld by the stockholder submitting the proxy. In the event that any nominee refuses or is unable to serve as a director (which is not now anticipated), the persons named as proxies reserve full discretion to vote for any other person who may be nominated.
--------
 (1) Member of the Executive Committee.

 (2) Member of the Audit Committee.

 (3) Member of the Compensation and Stock Option Committee.

 (4) Member of the Nominating Committee.

 (5) Member of the Corporate Ethics and Compliance Committee.

 (6) RHI Holdings, Inc. is a wholly owned subsidiary of the Company. RHI Holdings, Inc. is a registered Company.

 (7) Until March 1996, the Company indirectly owned all of the common stock of Fairchild Industries, Inc. which (until such time) was a registered company.

 (8) The Company has a significant equity position (approximately 59.3% as of June 30, 1996) in Banner Aerospace, Inc. Effective as of February 25, 1996, Banner Aerospace, Inc. became a consolidated subsidiary of the Company.

 (9) Until December 1993, the Company had a significant equity position in Rexnord Corporation.

(10) Fairchild Holding Corp. is a wholly-owned subsidiary of RHI Holdings, Inc., which is a wholly-owned subsidiary of the Company.

               BOARD OF DIRECTORS AND CERTAIN COMMITTEE MATTERS

BOARD MEETINGS

  The Board held seven meetings during fiscal 1996. No incumbent director attended less than seventy-five percent of the aggregate number of meetings of the Board and committees on which he served.

BOARD COMMITTEES

  The Board has (i) an Audit Committee whose primary functions are to examine and consider matters relating to the internal and external audits of the Company's accounts and its financial affairs and to select the Company's independent auditor; (ii) a Compensation and Stock Option Committee which has initial responsibility for all compensation actions affecting the Company's executive officers, including base salaries, bonus awards, stock option awards and the terms and conditions of their employment (including setting incentive compensation targets for the CEO), and which administers the Company's stock option plan; (iii) an Executive Committee whose functions include considering pertinent matters and exercising all the powers of the Board, which by law it may exercise when the Board is not in session; (iv) a Corporate Ethics and Compliance Committee to oversee the Company's ethics programs; and (v) a Nominating Committee to consider and recommend to the Board candidates for election to the Board of Directors by the stockholders. During fiscal 1996, the Audit Committee held two meetings, the Compensation and Stock Option Committee held three meetings, the Nominating Committee held one meeting and the Corporate Ethics and Compliance Committee held two meetings. In addition to meetings, the Board and several committees took various actions during fiscal 1996 by unanimous written consent.

DIRECTORS COMPENSATION

  During fiscal 1996, directors who were not employed by the Company or its subsidiaries received a quarterly retainer of $2,500, a $2,500 stipend for each regular Board meeting attended, a $500 stipend for any committee meetings attended that were not held on the same date as a Board meeting, and reimbursement for travel expenses. (The Company has four regular Board meetings each year.)

  Pursuant to the 1996 Non-Employee Directors Stock Option Plan (subject to approval at the Annual Meeting), outside directors will receive initial options for 2,000 shares of Class A Stock (for existing outside directors), and 30,000 shares of Class A Stock (for new outside directors). On a going forward basis, outside directors will receive options for 1,000 shares of Class A Stock for each additional year of service.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Compensation and Stock Option Committee during fiscal 1996 were as follows: Philip David, Harold Harris (through November 1, 1995), Frederick McCarthy (through May 16, 1996), Herbert Richey (from May 9, 1996), and Robert Sharpe (through July 1996). Mr. Harris served as a special consultant for the Company with respect to a specific assignment, for a period commencing on November 1, 1995, and he ceased to be on the Committee as of such date. Mr. Sharpe served as a consultant for Fairchild Fasteners for a period commencing on October 27, 1995 (at which time he ceased to participate in Stock Option awards by the Committee) and became an officer of Fairchild Fasteners in July 1996 (at which time he ceased to be on the Committee).

NOMINEES FOR NEXT YEAR'S ANNUAL MEETING

  The Nominating Committee will consider written recommendations for nominees for next year's annual meeting submitted prior to June 10, 1997 by stockholders to the Secretary of the Company. Biographical information and the written consent of the potential nominee must accompany the recommendation.

                     INFORMATION AS TO EXECUTIVE OFFICERS

  Set forth below is certain information about each executive officer of the Company who is not a director of the Company or a nominee, based on information supplied by the officer, including the officer's name, age and principal occupations during the past five years. All of the executive officers of the Company are elected by the Board to serve until the next annual meeting of the Board or until their successors are elected and qualified.

  ROBERT D. BUSEY, 53, has served as Vice President of the Company since September 1992. Mr. Busey also served as Vice President of Fairchild Industries (1) from November 1993 through March 1996. Prior to September 1992, Mr. Busey was Assistant Vice President of the Company and held other management positions with Fairchild Industries.

  JOHN L. FLYNN, 50, has served as Senior Vice President, Tax of the Company since September 1994 and as Vice President, Tax since August 1989. Mr. Flynn also served as Vice President, Tax of Fairchild Industries (1) from November 1986 through March 1996.

  HAROLD R. JOHNSON, 73, Brig. Gen., USAF (Ret.), has served as Senior Vice President, Business Development of the Company since November 1990. General Johnson also served as Vice President of Fairchild Industries (1) from February 1988 through March 1996.

  ROBERT H. KELLEY, 48, has served as Vice President, Employee Benefits of the Company since November 1993. He also served as Vice President of Fairchild Industries (1) from November 1993 through March 1996. Prior thereto, he held other management positions with Fairchild Industries.

  DONALD E. MILLER, 49, has served as Senior Vice President and General Counsel of the Company since January 1991 and Corporate Secretary since January 1995. Mr. Miller also served as Vice President and General Counsel of Fairchild Industries (1) from November 1991 through March 1996. Prior to 1991, Mr. Miller was a principal of the law firm of Temkin & Miller, Ltd. in Providence, Rhode Island. Mr. Miler is a director of Shared Technologies Fairchild Inc.

  JACQUES S. MOSKOVIC, 59, has served as President and CEO of Fairchild Technologies (2) since September 1994. Prior to that, he served as Chairman and President of Compagnie Pour Le Developpement Industriel, a French based company specializing in the production, sales and service of equipment to the electronics industry. Mr. Moskovic held such position for more than five years.

  KAREN L. SCHNECKENBURGER, 47, has served as Vice President of the Company since September 1992 and as Treasurer of the Company since November 1991. Ms. Schneckenburger also served as Treasurer of Fairchild Industries (1) from August 1989 through March 1996. Prior thereto, she served as Director of Finance of Fairchild Industries from 1986 through 1989.
--------
(1) Until March 1996, the Company indirectly owned all of the common stock of Fairchild Industries, Inc. which (until such time) was a registered company.

(2) Fairchild Technologies is a business unit of the Company that plans long term strategy and control functions of Fairchild Technologies, GmbH, Fairchild Technologies USA and other Company subsidiaries in the semiconductor, CD and LCD industries.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following Summary Compensation Table sets forth compensation information for each of the Company's Chairman and Chief Executive Officer and the other four most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 for the fiscal year ended June 30, 1996 (the "named executive officers").

                                                                          Long Term Compensation
                                           Annual Compensation                    Awards
                                    ------------------------------------- -----------------------
                                                                Other     Securities
                             Fiscal                             Annual    Underlying  All Other
Name and Principal Position   Year    Salary        Bonus    Compensation  Options   Compensation
---------------------------  ------ ----------    ---------- ------------ ---------- ------------
Jeffrey J. Steiner,           1996  $1,754,011(1) $3,750,000       --      222,700      23,037(3)
Chairman, CEO &               1995   1,550,011       180,000       --       60,000      23,130(4)
President                     1994   1,550,011     2,728,096       --          --       26,439(5)
Michael T. Alcox,             1996     223,090       324,813       --       51,700       4,812(6)
Sr. Vice President & CFO      1995     215,010        53,750       --       20,000       3,750(6)
                              1994     240,010       203,750    14,857(2)      --        5,904(6)
John L. Flynn,                1996     186,164       309,850       --       17,400       5,375(6)
Sr. Vice President, Tax       1995     170,019        42,500       --       15,000       3,750(6)
                              1994     200,019       134,000       --          --        5,903(6)
Donald E. Miller,             1996     205,210       319,825       --       26,700       8,009(7)
Sr. Vice President,           1995     185,016        46,250       --       20,000       6,195(8)
General Counsel &             1994     169,266       196,250       --       20,000       5,946(6)
Secretary
Jacques S. Moskovic,          1996     250,788       125,000       --       26,700         --
President and CEO of          1995     132,500       125,000       --       25,000         --
Fairchild Technologies        1994         --            --        --          --          --

--------
(1) Includes: $1,150,000 base salary for fiscal year 1996 paid by the Company, and $400,011 base salary for fiscal year 1996 paid by a U.K. based subsidiary of the Company. Also includes $204,000 paid in fiscal year 1996 as compensation for a temporary voluntary salary reduction taken in 1992 due to the Company's significant loss during that year. Does not include a long term compensation bonus award, reported below. Does not include salary paid to Mr. Steiner by Banner Aerospace, a 59.3% subsidiary of the Company. Mr. Steiner is the Chairman, President and Chief Executive Officer of Banner Aerospace, and is entitled to compensation as determined by the Banner Aerospace Board of Directors. As reported in Banner Aerospace's 1996 proxy statement, Mr. Steiner's compensation in Banner Aerospace's 1996 fiscal year consisted of $262,500 salary, $157,500 bonus, and stock options for 150,000 shares of Banner Aerospace common stock.
(2) Tax gross up payments related to reimbursement of relocation costs.
(3) Includes $19,287 for value of premiums paid by the Company for split-dollar life insurance coverage and $3,750 for Company contributions under 401(k) savings plan.
(4) Includes $19,380 for value of premiums paid by the Company for split-dollar life insurance coverage and $3,750 for Company contributions under 401(k) savings plan.
(5) Includes $19,493 for value of premiums paid by the Company for split-dollar life insurance coverage.
(6) Company contributions under 401(k) savings plan.
(7) Includes $3,306 in imputed interest on a loan by the Company to Mr. Miller and $4,703 for Company contributions under 401(k) savings plan, and $3,750 for Company contributions under 401(k) savings plan.
(8) Includes $2,445 in imputed interest on a loan by the Company to Mr. Miller and $3,750 for Company contributions under 401(k) savings plan.

OPTIONS GRANTED IN LAST FISCAL YEAR

  The following table sets forth information concerning individual grants of stock options made to each of the named executive officers during the fiscal year ended June 30, 1996.

                                   Individual Grants
                     ------------------------------------------------
                                       % of Total                     Potential Realizable Value at
                                        Options                       Assumed Rates of Stock Price
                                       Granted to                           Appreciation for
                       Securities      Employees  Exercise                     Option Term
                       Underlying      in Fiscal   Price   Expiration ---------------------------------
Name                 Options Granted      1996     ($/Sh)     Date        5% ($)           10% ($)
----                 ---------------   ---------- -------- ---------- --------------    ---------------
Jeffrey J. Steiner       222,700(1)(2)    41.2%    $3.625   9/13/00         $223,039(3)       $492,857(3)
Michael T. Alcox          51,700(1)(2)     9.6%     3.625   9/13/00           51,779(3)        114,417(3)
John L. Flynn             17,400(1)        3.2%     3.625   9/13/00           17,426(3)         38,508(3)
Donald E. Miller          26,700(1)        4.9%     3.625   9/13/00           26,741(3)         59,090(3)
Jacques S. Moskovic       26,700(1)        4.9%     3.625   9/13/00           26,741(3)         59,090(3)

--------
(1) These options were granted on September 14, 1995 and 25% became exercisable on September 14, 1996, 50% are exercisable on September 14, 1997, 75% are exercisable on September 14, 1998, and 100% are exercisable on September 14, 1999.
(2) Jeffrey Steiner and Michael Alcox had stock options for 282,500 shares of Class A Stock and 31,500 shares of Class A Stock, respectively, that expired on October 14, 1995. The exercise price of such stock options was $6.50 per share; and the closing price for Class A Stock on October 14, 1995 was $6.125 per share.
(3) The potential realizable value for each named executive officer reflects the increase in value of the shares granted, based on a beginning price of $3.625 and assuming rates of stock value appreciation of 5% and 10%, respectively, over a period of five years. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised.

OPTION EXERCISES AND YEAR-END VALUES

  The following table shows exercises and values of options held by the named executive officers as of June 30, 1996.

                                         Number of Securities      Value of Unexercised
                      Shares            Underlying Unexercised     in-the-Money Options
                     Acquired              Options at FY-End             at FY-End
                        on     Value   ------------------------- -------------------------
                     Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
Name                   (#)      ($)        (#)          (#)          ($)          ($)
----                 -------- -------- ----------- ------------- ----------- -------------
Jeffrey J. Steiner       --       --     15,000       267,700      161,250     2,933,450
Michael T. Alcox      70,750  301,925       --         67,950          --        743,075
John L. Flynn            --       --     18,000        29,900      163,125       325,463
Donald E. Miller         --       --     33,750        42,950      300,625       468,075
Jacques S. Moskovic      --       --      6,250        45,450       72,656       511,669

LONG TERM INCENTIVE COMPENSATION AWARDS

  As described below under caption "Compensation and Stock Option Committee Report on Executive Compensation--Compensation of CEO", Jeffrey Steiner's compensation includes incentive compensation bonuses based on extraordinary transactions completed during the fiscal year. In approving Mr. Steiner's incentive compensation for extraordinary transactions in fiscal year 1996, the Board conditioned a portion of such award on the Company's receipt of payment (due on July 29, 1996) on a promissory note delivered by the purchaser in connection with the Company's sale ofD-M-E Company. Such contingent payment is not considered as part of fiscal year 1996 compensation but is, instead, considered part of fiscal year 1997 compensation. The total amount of such contingent award was $4,130,000, which was paid to Mr. Steiner in the first quarter of fiscal year 1997.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

  Jeffrey Steiner--Mr. Jeffrey Steiner has an amended and restated employment agreement with the Company dated September 10, 1992. The term of the current agreement, under which Mr. Steiner is entitled to receive a base salary determined by the Compensation and Stock Option Committee of the Board ($1,400,000 for the current fiscal year), is five years and is extended annually for additional one-year periods unless either party gives notice not to extend the agreement. If Mr. Steiner dies during the term or any extended term of the agreement, his estate will receive an amount equal to one year's base salary, plus bonus, if any, for the fiscal year during which death has occurred, and if the Company terminates the agreement because of Mr. Steiner's disability for more than nine consecutive months, or shorter periods aggregating nine months during any twelve month period, he will receive fifty percent of his base salary for two years, plus bonus, if any, for the fiscal year during which termination of his employment has occurred. In the event of a "change in control" of the Company or a "trigger event" such as a merger in which the Company is not the surviving corporation, or a sale of substantially all of the Company's assets, the term of employment will terminate upon payment to Mr. Steiner of severance compensation in an amount equal to the sum of 2.99 times his base salary and 2.99 times the preceding year's bonus paid to him. Mr. Steiner signed a service agreement on April 6, 1990 with Banner Investments (U.K.) PLC, a subsidiary of the Company ("Banner U.K."), pursuant to which Mr. Steiner is entitled to receive pound sterling 204,000 annually for the term of the agreement. Pursuant to an amendment dated November 18, 1992, Mr. Steiner's annual compensation from Banner U.K. was adjusted, to avoid currency fluctuation, to the greater of $400,000 or pound sterling 204,000. Pursuant to the terms of the stipulation of settlement of the action entitled Piven, et al. v. Steiner et al. filed in the Court of Chancery of the State of Delaware, Mr. Steiner: (a) was not granted any new stock options for the period from the effective date of the settlement through June 30, 1993; and (b) did not receive a bonus from the Company through fiscal year 1995 greater than, without duplication, (i) one and one-half percent of the total value of any extraordinary transaction, subject to approval of the Compensation and Stock Option Committee, and (ii) three percent of Income from Continuing Operations before Taxes on Income and Extraordinary Items. For the period of fiscal years 1992 through 1996, Mr. Steiner's base salary was paid at an annual rate of $250,000 a year less than its then current level of $1,400,000 per year. Effective July 1, 1996, Mr. Steiner's base salary was reinstated to $1,400,000 per fiscal year. Mr. Steiner also has an employment agreement with Banner Aerospace, which establishes Mr. Steiner's compensation by Banner Aerospace at $250,000 per year, and an annual award of 60% of base compensation if certain performance targets established for all senior officers of Banner Aerospace are met. Banner Aerospace is a 59.3% subsidiary of the Company. Mr. Steiner's compensation by Banner Aerospace is set by the board of directors of Banner Aerospace.

  Senior Officers--Messrs. Flynn and Miller each have a letter agreement with the Company dated October 21, 1994, as amended December 21, 1994. Each agreement provides that if the Company terminates their employment for reasons other than cause prior to October 21, 1997, they each will receive a severance payment equal to one year of their then current base salary and incentive compensation (to the extent it could have been earned) based on their then current bonus target prorated through the date of termination. In addition, in the event of a change of control of the Company occurring prior to October 21, 1997, Messrs. Flynn and Miller each will receive a sum equal to two times their then current annual base salary, payable one-half on the date of change of control and the balance over a one year period, provided and so long as they remain or endeavor to remain employees of the Company and their employment is not terminated for cause.

  Jacques Moskovic--Mr. Moskovic has two employment agreements with Company subsidiaries, which provide that he will serve as the President of Fairchild Technologies from September 1, 1994 until his employment is terminated. Mr. Moskovic is entitled to receive a base salary of not less than $190,000 per year for the remainder of the term, plus eligibility to earn an annual incentive bonus of 50% of his then current base salary or $80,000 (whichever is greater). If Mr. Moskovic's employment is terminated at any time, for reasons other than cause, he will receive a severance payment equal to the standard package paid by the Company to senior officers employed for a similar time period as Mr Moskovic. In addition, Mr. Moskovic is entitled to the same change in control provisions as are applicable to other senior officers of the Company. The Company's current severance package for senior officers, and the change in control policy for senior officers is as described in the above paragraph under caption "Senior Officers". In addition, pursuant to an Appreciation Rights Agreement, upon a change of control, Mr. Moskovic is entitled to receive 10% of the appreciation in value of the companies supervised by Fairchild Technologies. The appreciation in value (as further described in the Appreciation Rights Agreement) is a multiple of cash flow for the Fairchild Technologies companies (4 times cash flow) or a multiple of EBIT for the Fairchild Technologies companies (5 times EBIT), whichever is greater, less the Company's investments in Fairchild Technologies. Fairchild Technologies is a business unit of the Company that plans long term strategy and control functions of Fairchild Technologies, GmbH, Fairchild Technologies USA and other Company subsidiaries in the semiconductor, CD and LCD industries.

PENSION AND RETIREMENT BENEFITS

  Fairchild Retirement Plan. The Company and its subsidiaries have a number of defined benefit pension plans covering substantially all U.S. employees. Effective January 1, 1991, the Company adopted the Retirement Plan for Employees of Fairchild Industries, Inc. ("Fairchild Retirement Plan"). The following table illustrates the amount of estimated annual fixed retirement benefits payable under the Fairchild Retirement Plan to an employee retiring in 1996, at age 65, at various salary levels (average of highest five consecutive years out of last ten years of service) and years of service. The Fairchild Retirement Plan defines salary as total compensation, subject to the Internal Revenue Service's limit on the amount of compensation that may be used to compute benefits under qualified pension plans. This limit is equal to $150,000 for 1996. The benefit amounts listed in the following table are not subject to any deduction for Social Security benefits or other offset amounts.

                       10 Years         20 Years         30 Years         40 Years
   Annual Salary      of Service       of Service       of Service       of Service
   -------------      ----------       ----------       ----------       ----------
   $ 25,000            $ 1,897          $ 3,794          $ 5,691          $ 6,952
     50,000              4,897            9,794           14,691           17,764
    100,000             10,897           21,794           32,691           39,389
    150,000             16,897           33,794           50,691           61,014
    200,000             20,497           40,994           61,491           73,989
    250,000             23,250           46,500           69,749           83,911

  The named executive officers participate in the Fairchild Retirement Plan. For purposes of determining benefits under the Fairchild Retirement Plan, Mr. Steiner's average salary is $150,000 with five years and six months of credited service. Mr. Alcox's average salary is $150,000 with five years and six months of credited service. Mr. Miller's average salary is $150,000 with four years and five months of credited service. Mr. Flynn's average salary is $150,000 with eight years and eight months of credited service. Mr. Moskovic's average salary is $150,000 with nine months of credited service.

  Supplemental Executive Retirement Plan. The Company has a Supplemental Executive Retirement Plan for certain key executives which provides additional retirement benefits based on final average earnings and years of service. Benefits which may be payable under this plan are not included in the Summary Compensation Table. This plan provides a maximum retirement benefit equal to the difference between sixty percent of the participant's average base salary for the last five years of employment and the aggregate of the participant's
(i) other Company defined pension benefits, (ii) profit sharing/ESOP benefits, and (iii) primary Social Security payment. This plan is unfunded, unqualified and is not subject to the Employee Retirement Income Security Act of 1974, as amended. The plan was amended in June 1988 to provide for lump sum pre-retirement advances on an actuarially reduced basis, at the election of participants age sixty or over, contingent upon approval of the Compensation and Stock Option Committee. All persons named in the Summary Compensation Table are eligible for participation in this plan.

  The annual contributions under the Retirement Plan and the Supplemental Executive Retirement Plan attributable to persons named in the Summary Compensation Table are not shown since they cannot be readily determined by the regular actuaries of said plans. Directors who are not employees of the Company or one of its subsidiaries are not eligible to participate in these retirement plans.

  Rabbi Trust. Effective August 31, 1995, the Company established a grantor trust, of which the Company is the grantor. The Company intends to make contributions to such trust to provide a source of funds to assist the Company in meeting its liabilities under the Supplemental Executive Retirement Plan. Assets for such trust are considered general assets of the Company and are subject to claims of the Company's creditors in the event of insolvency.

                    COMPENSATION AND STOCK OPTION COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION

  The Compensation and Stock Option Committee of the Board of Directors (the "Committee"), which is composed of at least two non-employee Directors, has initial responsibility for all compensation actions affecting the Company's executive officers, including base salaries, bonus awards, stock option awards and the terms and conditions of their employment. The Committee administers the Company's 1986 Non-Qualified and Incentive Stock Option Plan (the "1986 Plan").

COMPENSATION PHILOSOPHY

  The Committee makes appropriate recommendations concerning executive compensation, and reports to the Board. Under the supervision, approval and review of the Committee, the Company's compensation policies and programs are designed to motivate, retain and attract management with incentives linked to financial performance of the Company and the value that is delivered to its shareholders. Specifically, the Company's policies and programs endeavor to:
(i) link executive compensation to sustainable increases in the financial performance of the Company and preservation or realization of shareholder value; (ii) provide rewards contingent upon Company or business unit performance; (iii) differentiate compensation based upon individual contribution; (iv) promote teamwork among executives and other Company employees; and (v) encourage the retention of a sound management team. During each fiscal year, the Committee reviews and recommends to the Board, with any modification it deems appropriate, base salary levels for the Company's executive officers, including the named executive officers and certain other senior managers.

COMPONENTS OF EXECUTIVE OFFICER COMPENSATION

  Cash Compensation (Base Salary, Annual Incentive Bonus and Special Bonuses)--The Company manages the total cash compensation to provide median levels of cash compensation at average levels of corporate, business unit, and individual performance. Cash compensation consists of two components: (i) a base salary that is competitive with that of other companies paying at the median level of the market, and (ii) an annual incentive opportunity that is variable and is reflective of the financial performance of the Company and the individual performance of the executive officer. When high levels of performance are achieved, the level of cash compensation may exceed the median of the market. Conversely, when the Company, business unit, or the individual falls short of the predetermined goals, the level of cash compensation may be substantially below the market median. The objective of this mix is to deliver total annual cash compensation competitive with compensation offered at other companies facing similar challenges for similar positions, while simultaneously linking the payment of the annual cash incentive to the achievement of specific objectives in the Company's annual operating plan as approved by the Board.

  Mix Between Salary and Annual Incentive Pay--The mix between salary and annual incentive pay is related to an executive's job grade. Executives at higher grade levels in the Company have a greater percentage of their total cash compensation contingent on the accomplishment of business objectives, i.e. the higher the executive grade level, the greater the proportion of annual compensation that is "at risk". The yearly performance bonus, when awarded, is generally paid in August with respect to the preceding fiscal year. The award and size of the performance bonus are based upon: (i) the executive officer's performance against individual goals; and (ii) the performance of the executive officer's unit within the Company against that unit's goals; or (iii) the performance of the Company against Company goals. Goals vary from year to year and from unit to unit and, with regard to individual goals of executive officers, usually include both quantitative and qualitative factors.

  Bonuses for Extraordinary Transactions--In addition to annual bonuses, the Committee also occasionally awards special bonuses in connection with extraordinary transactions by the Company. The bonuses generally are awarded to individuals who make significant contributions towards the initiation, structuring, and consummation of the transactions.

  In 1996, management continued to effectively implement its long-term strategies, which included the disposition of non-core assets, the reduction of indebtedness and the focus of its efforts on its aerospace parts businesses. The Committee believes that the success of these strategies is evidenced by the disposition of D-M-E Company and Fairchild Data, the merger of Fairchild Communications Services Company into Shared Technologies Fairchild Inc., and the increase in the Company's holdings in Banner Aerospace, Inc. from 47.7% to 59%. Based on this performance and the successful consummation of these transactions, the Committee approved salary, annual incentive pay and bonuses for extraordinary transactions for the Company's named executives as set forth under the Summary Compensation Table of this Proxy Statement.

  Stock Option Grants--The Committee believes that stock option grants serve as a desirable long-term method of compensation because they closely ally the interests of management with the preservation and enhancement and realization of stockholder value and serve as an additional incentive to promote the success of the Company. In fiscal 1996, the Committee approved the grant of 360,300 stock options to the Company's senior management and 179,778 stock options to other employees. Included in these grants were 122,500 options granted to the named executive officers (other than the CEO), and 222,700 options granted to the CEO.

  Total Compensation Program--The Committee believes that the total compensation program for executives of the Company (cash compensation, bonuses and stock option grants) is on a level with the compensation programs provided by other companies facing similar challenges. The Committee believes that any amounts paid under the annual incentive plan will be appropriately related to corporate and individual performance, yielding awards that are directly linked to the annual financial and operational results of the Company within the framework of the challenges faced. The Committee also believes that the 1986 Plan provides opportunities to participants that are consistent with the returns that are generated on behalf of the Company's shareholders.

COMPENSATION OF CEO

  Jeffrey J. Steiner, has served as the Chairman of the Board and the Chief Executive Officer of the Company since 1985 and as President since July 1991. In fixing Mr. Steiner's salary and target bonus levels, as well as determining the size of stock options, if any, the Committee and the Board typically review the strategic direction and financial performance of the Company, including revenue and profit levels. In addition, the Committee reviews Mr. Steiner's performance as the Chairman of the Board, the Chief Executive Officer and President, his importance to the Company and his success in implementing its strategic goals both through his entrepreneurial actions and investment banking acumen.

  Mr. Steiner has developed and established initiatives aimed at improving the operating efficiency and financial performance of the Company. Following several years of record earnings, the Company's earnings from operations declined sharply in 1991, as a result of the global industrial recession and an unusual combination of circumstances affecting those businesses of the Company that serve the aerospace and aviation industry, including, but not limited to, reductions in commercial air travel and defense spending, as well as the deregulation of the airline industry. These events required major changes in the way the Company conducts its business, as well as new and innovative business strategies. During the fiscal year ended June 30, 1996, under the direction of Mr. Steiner, the Company significantly improved profitability and (i) sold D-M-E Company to Cincinnati Milacron Inc. for consideration of approximately $245 million, (ii) merged Fairchild Communications Services Company into Shared Technologies Inc., in a transaction valued at more than $280 million, where the Company has retained a 42% (fully diluted) equity interest in the surviving entity, Shared Technologies Fairchild Inc., (iii) exchanged the Harco unit of its Fairchild Fastener Division for common stock of Banner Aerospace, Inc., increasing the Company's position in Banner Aerospace, Inc. from 47.2% (as of June 30, 1995) to 59.3% (as of June 30, 1996), (iv) sold Fairchild Data Corporation to SSE Telecom, Inc. in a transaction valued at approximately $4.5 million (exclusive of warrants and earnout), (v) reduced the Company's debt-to-equity ratio from
13.7 to 1 at the end of fiscal 1995 to 2.0 to 1 at the end of fiscal 1996, and
(vi) implemented further aggressive cost reduction and cost control programs at all organizational and divisional levels.

  Mr. Steiner's overall leadership and aggressive implementation efforts relating to the recapitalization, restructuring, diversification, growth, divestiture, cost-reduction, and management enhancement programs of the Company, and his willingness to frequently travel abroad on Company assignments, have proved to be invaluable in progressing toward improved financial performance and the achievement of long-term goals and objectives.

  Base Compensation--Mr. Steiner's base compensation for fiscal year 1996 ($1,150,000) was less than that specified in his employment agreement, but in accordance with the deductions agreed to under the Piven settlement agreement. In addition to his base compensation, Mr. Steiner received an additional $204,000 in fiscal year 1996 as compensation for a temporary voluntary salary reduction taken in 1992 due to the Company's significant loss during that year.

  Incentive Compensation--The performance goals for and maximum amount of Mr. Steiner's incentive compensation (i.e., compensation beyond base salary) were approved by the shareholders at the 1995 Annual Meeting, as follows:

    1. If the Company (including its consolidated subsidiaries) achieves pre-tax profits for fiscal 1996, the Chief Executive Officer may receive up to three percent (3%) of such pre-tax profits.

    2. If the Company engages in any extraordinary transactions (e.g., purchase or sale of assets not in the ordinary course, including, without limitation, through a public offering or private placement of securities) during fiscal 1996, the Chief Executive Officer may receive up to one and one-half percent (1 1/2%) of the total value of the transaction.

  Based on such performance goals being achieved, the Committee determined that Mr. Steiner should receive $3,750,000 in incentive compensation for fiscal 1996. The total incentive compensation paid to Mr. Steiner for fiscal 1996 is within the performance goals approved last year by the shareholders.

  An additional bonus was awarded to Mr. Steiner as incentive compensation for extraordinary transactions, conditioned however on the Company's receipt of payment (due on or about July 29, 1996) on a promissory note delivered by the purchaser in connection with the Company's sale of D-M-E Company. Such contingent payment is not considered as part of fiscal year 1996 compensation but is, instead, considered part of fiscal year 1997 compensation.

  Stock Option Compensation--In addition, in fiscal 1996, the Committee approved the grant of 222,700 stock options to Mr. Steiner under the 1986 Plan.

  Compensation by Banner Aerospace, Inc.--Mr. Steiner is the Chairman, President and Chief Executive Officer of Banner Aerospace, Inc., a New York Stock Exchange listed company of which the Company owns approximately 59.3% (ownership percentage determined as of June 30, 1996). Mr. Steiner's compensation for his services to Banner Aerospace is determined by the Banner Aerospace compensation committee and the Banner Aerospace board of directors. Such compensation is not reviewed by the Committee or the Company's Board.

INTERNAL REVENUE CODE SECTION 162(M)

  The Committee has considered the impact of Section 162(m) Internal Revenue Code of 1986, as amended (the "Code"), which in certain circumstances disallows income tax deductions for compensation in excess of $1,000,000. This disallowance provision does not apply to performance-based compensation and certain other forms of compensation. The Committee currently intends to structure the Company's incentive compensation awards to the Company's Chief Executive Officer and other executive officers in a manner that complies with the Code's requirements for performance-based compensation to ensure that the Company is entitled to full deductibility of such compensation. One of these requirements is that the shareholders approve the material terms of performance goals for such awards. To satisfy this requirement, the shareholders are being asked elsewhere in this Proxy Statement to approve the material terms of the performance goals for the fiscal 1997 incentive compensation award for the Company's Chief Executive Officer, and the 1997, 1999, 2000 and 2001 incentive compensation awards for James Moriarty.

                                          Compensation and Stock Option
                                           Committee of the Board of Directors
                                          Philip David, Chairman
                                          Herbert Richey
                                          Melville R. Barlow

                            STOCK PERFORMANCE GRAPH

  The following graph compares the performance of the Company's Class A Stock with that of the S & P 500 Stock Index and the S & P Manufacturing (Diversified Industrials) Index (consisting of 12 industrial manufacturers). The graph plots the growth in value of an initial $100 investment over the indicated five year period with all dividends reinvested.

                           TOTAL SHAREHOLDER RETURN

                           [LINE GRAPH APPEARS HERE]


Fiscal Year Ending June 30;           1991      1992      1993      1994      1995     1996
---------------------------------------------------------------------------------------------
The Fairchild Corporation-Class A      100      53.69     40.97     43.80     38.15   165.30
---------------------------------------------------------------------------------------------
S&P 500 Index                          100     113.41    128.87    130.68    164.75   207.59
---------------------------------------------------------------------------------------------
S&P Manuf.-Diversified Index           100      98.96    117.28    131.00    173.22   221.02
---------------------------------------------------------------------------------------------

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

THE FAIRCHILD CORPORATION

  The table below sets forth as of August 30, 1996 the number of shares and percent of Class A Stock and Class B Stock beneficially owned by (i) each person known by the Company to own beneficially more than five percent of any class of Stock, (ii) each director and nominee for director, (iii) each named executive officer, and (iv) the directors, nominees and executive officers of the Company as a group. Except as otherwise indicated in the footnotes to the table, the persons named possess sole voting power and investment power with respect to all shares shown as beneficially owed by them. As of August 30, 1996, there were 13,805,149 shares of Class A Stock and 2,633,590 shares of Class B Stock issued and outstanding.

                          Number of Shares     Percent of  Number of Shares   Percent
Name                     of Class A Stock(1)     Class    of Class B Stock(1) of Class
----                     -------------------   ---------- ------------------- --------
Michael T. Alcox                 41,025(2)         *                 600           *
Melville R. Barlow                  --             --                --          --
Mortimer M. Caplin               78,750            *                 --          --
Colin M. Cohen                      --             --                --          --
Philip David                     45,000(3)         *                 --          --
Dimensional Fund                728,700(4)        5.28%              --          --
 Advisors
 1299 Ocean Avenue,
 11th Floor
 Santa Monica, CA 90401
Fairchild Industries            711,009(5)        5.15%              --          --
 Master Retirement
 Trust, 300 West
 Service Road
 Chantilly, VA 20153
John L. Flynn                    30,415(6)         *                 --          --
FMR Corp.                     1,417,900(7)       10.27%              --          --
 Fidelity Management &
 Research Co.
 82 Devonshire St.,
 Boston, MA 02109
Harold J. Harris                113,700(8)         *                 --          --
Samuel J. Krasney               731,040(9)        5.29%              --          --
 25700 Science Park
 Drive
 Cleveland, OH 44122
Daniel Lebard                       --             --                --          --
Donald E. Miller                 60,925(10)        *                 --          --
Jacques S. Moskovic              12,925(11)        *                 --          --
Paske Investments, Ltd.       6,402,684(5)(12)   38.30%        2,908,996(18)   96.69%
 The Friday Trust
 Stinbes Limited
 Bestin Ltd.
 c/o Lloyds Bank
 International (Jersey)
 Ltd.
 P.O. Box 482,
 Commercial House
 Commercial Street
 St. Helier, Jersey JE4
 8W2
 Channel Islands,
 British Isles

                           Number of Shares   Percent of  Number of Shares   Percent
Name                      of Class A Stock(1)   Class    of Class B Stock(1) of Class
----                      ------------------- ---------- ------------------- --------
RHI Holdings Master              966,966(5)      7.00%              --          --
 Trust
 300 West Service Road
 Chantilly, VA 20153
Herbert S. Richey                 32,250(13)      *                 --          --
Robert A. Sharpe II                7,700(14)      *                 --          --
Eric I. Steiner                  109,641(15)      *              15,000         *
Jeffrey J. Steiner             6,718,059(16)    39.90%        2,944,996(19)   97.89%
 110 East 59th Street
 New York, NY 10022
All directors and              8,026,934(17)    46.95%        2,960,596(20)   98.40%
 executive officers as a
 group (19 persons)

--------
   * Represents less than one percent.

 (1) The Class A Stock Column includes shares of Class B Stock, which are immediately convertible into Class A Stock on a share-for-share basis. Options that are exercisable immediately or within sixty days after August 30, 1996 appear in the Class A Stock column. Warrants are immediately exercisable into shares of either Class A Stock or Class B Stock and appear in both the Class A Stock and Class B Stock columns.

 (2) Includes exercisable stock options to purchase 17,925 shares of Class A Stock.

 (3) Includes exercisable stock options to purchase 22,500 shares of Class A Stock.

 (4) Based on information included on a Schedule 13G dated as of December 31, 1995.

 (5) Based on information provided by the shareholder.

 (6) Includes exercisable stock options to purchase 26,100 shares of Class A Stock.

 (7) Based on information as of August 31, 1996, contained in a Schedule 13G dated September 9, 1996, filed with the SEC by Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp., and a registered investment adviser ("FMR"). According to the Schedule 13G: (i) FMR has sole dispositive power with respect to all 1,417,900 shares of such Class A Stock, and sole voting power with respect to 902,200 shares of such Class A Stock; and (ii) various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Class A Stock. The Schedule 13G indicates that the interest of one person, Fidelity Management Trust Company, in such Class A Stock amounted to 866,300 shares or 6.27% of the total outstanding Class A Stock as of August 30, 1996.

 (8) Includes 27,000 shares of Class A Stock owned by the Wm. H. Harris, Inc. Profit-Sharing Plan and exercisable stock options to purchase 22,500 shares of Class A Stock.

 (9) Includes 24,000 shares owned by Mr. Krasney's wife; Mr. Krasney disclaims beneficial ownership of such shares.

(10) Includes exercisable stock options to purchase 45,425 shares of Class A Stock.

(11) Includes exercisable stock options to purchase 12,925 shares of Class A Stock.

(12) Paske Investments, Ltd. owns no shares of record. It is the beneficial owner of shares of Class A Stock owned of record or beneficially by its indirect wholly owned subsidiaries, as follows: (A) Stinbes Limited (Address: c/o ATC Trustees (Cayman) Ltd., P.O. Box 30592 SMB, Piccadilly Centre, 2nd Floor, Grand Cayman, Cayman Islands, B.W.I.) 3,256,296 shares (including (i) 347,300 shares of Class A Stock, (ii) 2,533,996 shares of Class B Stock convertible on a one-to-one basis to Class A Stock, and
     (iii) exercisable warrants to purchase 375,000 shares of Class

    A Stock or Class B Stock); and (B) Bestin Ltd. (Address: c/o ATC Trustees
    (BVI) Ltd., Abbot Building, 2nd Floor, P.O. Box 933, Road Town, Tortola, B.V.I.) 3,146,388 shares.

    Paske Investments, Ltd. is a wholly-owned subsidiary of The Friday Trust, a trust organized under the laws of Jersey, Channel Islands, of which the sole trustee is Lloyds Bank Trust Company (Channel Islands) Limited. The Friday Trust is deemed the beneficial owner of the same shares of Class A Stock deemed beneficially owned by Paske Investments, Ltd.

(13) Includes exercisable stock options to purchase 26,250 shares of Class A Stock.

(14) Includes exercisable stock options to purchase 7,500 shares of Class A
     Stock.

(15) Includes exercisable stock options to purchase 53,025 shares of Class A Stock. Includes 5,000 shares of Class A Stock owned by Mr. Eric Steiner as custodian for his children.

(16) Mr. Jeffrey Steiner is the settlor and a beneficiary of The Friday Trust (the sole shareholder of Paske Investments, Ltd.), and as such may be deemed to beneficially own the same shares of Class A Stock deemed beneficially owned by Paske Investments, Ltd., as discussed in footnote
     (12) to this table. Class A Shares shown in the table as owned by Mr. Jeffrey Steiner include: (i) 6,402,684 shares owned directly or beneficially by Paske Investments and subsidiaries (see footnote (12));
     (ii) 98,700 shares owned of record by Mr. Steiner; (iii) exercisable stock options to purchase 85,675 shares of Class A Stock; (iv) 45,500 shares of Class A Stock owned by Mr. Steiner as custodian for his children; (v) 20,000 shares of Class A Stock owned by Mr. Steiner's wife (Mr. Steiner disclaims beneficial ownership of such shares); (vi) 30,000 shares of Class B Stock (convertible on a one-to-one basis to Class A Stock) owned by Mr. Steiner as custodian for his children; (vii) 6,000 shares of Class B Stock (convertible on a one-to-one basis to Class A Stock) owned by Mr. Steiner's wife (Mr. Steiner disclaims beneficial ownership of such shares); and (viii) 29,500 shares of Class A Stock owned by the Jeffrey Steiner Family Foundation (Mr. Steiner disclaims beneficial ownership of such shares).

(17) Includes exercisable stock options and warrants as described in footnotes above, plus exercisable stock options for 8,275 shares of Class A Stock not otherwise reported above.

(18) Paske Investments, Ltd. owns no shares of record. It is the beneficial owner of shares of Class B Stock owned of record or beneficially by its indirect wholly owned subsidiaries, as follows: (A) Stinbes Limited (Address: c/o ATC Trustees (Cayman) Ltd., P.O. Box 30592 SMB, Piccadilly Centre, 2nd Floor, Grand Cayman, Cayman Islands, B.W.I.) 2,908,996 shares (including (i) 2,533,996 shares of Class B Stock, and (ii) exercisable warrants to purchase 375,000 shares of Class A Stock or Class B Stock); and (B) Bestin Ltd. (Address: c/o ATC Trustees (BVI) Ltd., Abbot Building, 2nd Floor, P.O. Box 933, Road Town, Tortola, B.V.I.) no shares of Class B Stock.

    Paske Investments, Ltd. is a wholly-owned subsidiary of The Friday Trust, a trust organized under the laws of Jersey, Channel Islands, of which the sole trustee is Lloyds Bank Trust Company (Channel Islands) Limited. The Friday Trust is deemed the beneficial owner of the same shares of Class B Stock deemed beneficially owned by Paske Investments, Ltd.

(19) Mr. Jeffrey Steiner is the settlor and a beneficiary of The Friday Trust (the sole shareholder of Paske Investments, Ltd.), and as such may be deemed to beneficially own the same shares of Class B Stock deemed beneficially owned by Paske Investments, Ltd., as discussed in footnote
     (18) to this table. Class B Shares shown in the table as owned by Mr. Jeffrey Steiner include: (i) 2,908,996 shares owned directly or beneficially by Paske Investments and subsidiaries (see footnote (18));
     (ii) 30,000 shares of Class B Stock owned by Mr. Steiner as custodian for his children; and (iii) 6,000 shares of Class B Stock owned by Mr. Steiner's wife (Mr. Steiner disclaims beneficial ownership of such shares).

(20) Includes exercisable stock options and warrants as described in footnotes above.

  Late Filings: Mr. Jerry R. Lirette, an officer of the Company through January 1996, filed a Form 4 with the Securities and Exchange Commission on June 10, 1996, reporting the sale of 2,500 shares that was due to be filed on February 10, 1996, a sale of 2,500 shares that was due to be filed on April 10, 1996, and a sale of 2,500 shares that was due to be filed on May 10, 1996.

BANNER AEROSPACE, INC.

  Effective as of February 25, 1996, Banner Aerospace became a consolidated subsidiary of the Company. The common stock of Banner Aerospace is publicly traded on the New York Stock Exchange. As of June 30, 1996, the Company owned approximately 59.3% of the issued and outstanding shares of common stock of Banner Aerospace (based on 23,409,610 shares of Banner Aerospace common stock issued and outstanding as of June 30, 1996). The following table sets forth as of June 30, 1996 the number of shares and percent of common stock of Banner Aerospace beneficially owned by (i) the Company, (ii) each director and nominee for director, (ii) each named executive officer, and (iv) the directors, nominees and executive officers of the Company as a group. Except as otherwise indicated in the footnotes to the table, the persons named possess sole voting power and investment power with respect to all shares shown as beneficially owed by them.

                                Number of Shares of Common
   Name                       Stock of Banner Aerospace, Inc. Percent of Class
   ----                       ------------------------------- ----------------
   Michael T. Alcox                         39,000(1)                *
   The Fairchild Corporation            13,886,477(2)               59.3%
   Melville R. Barlow                          --                    --
   Mortimer M. Caplin                       50,000(3)                *
   Colin M. Cohen                              --                    --
   Philip David                                --                    --
   John L. Flynn                               600                   *
   Harold J. Harris                            --                    --
   Samuel J. Krasney                        91,000                   *
   Daniel Lebard                               --                    --
   Donald E. Miller                          2,500                   *
   Jacques S. Moskovic                         --                    --
   Herbert S. Richey                           --                    --
   Robert A. Sharpe II                         --                    *
   EricI. Steiner                           12,500(4)(5)             *
   Jeffrey J. Steiner                   14,302,589(6)(7)            60.3%
   All directors and execu-
    tive officers as a group
    (19 persons)                        14,498,189                 61.09%

--------
  * Represents less than one percent.
(1) Includes stock options for 7,000 shares
(2) Includes shares of Banner Aerospace Common Stock owned of record by The Fairchild Corporation and its subsidiaries.
(3) Includes 40,000 shares owned by Mr. Caplin's wife. Mr. Caplin disclaims beneficial ownership of such shares.
(4) Includes stock options for 10,000 shares.
(5) The shares are held by Eric Steiner as guardian for his minor children, and he disclaims any beneficial interest therein.
(6) Includes 105,000 shares of Banner Aerospace Common Stock owned of record by Jeffrey Steiner and 3,612 shares owned by Jeffrey Steiner through the Banner Aerospace Savings and Retirement Plan. Also includes 13,886,477 shares owned directly or indirectly by The Fairchild Corporation; Mr. Steiner disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Also includes 2,500 shares held by Jeffrey Steiner's spouse as custodian for minor children; Mr. Steiner disclaims any beneficial ownership of such shares.
(7) Includes stock options for 305,000 shares of Banner Aerospace Common
    Stock.

                             CERTAIN TRANSACTIONS

STOCKHOLDERS, OFFICERS AND DIRECTORS

  The Company elected not to complete a $1,000,000 investment in an Israeli company involved in the semi-conductor and metrology industry. The Company made such investment in such company as a nominee investor, with the beneficial ownership of such investment being entirely in Messrs. Jeffrey Steiner, Harold Harris, Fred McCarthy, Jacques Moskovic and Philip David. The funds for such investment were advanced entirely by such beneficial owners.

  In March 1994, Banner Aerospace purchased a $750,000 certificate of deposit (the "Certificate") from a foreign institution, which was subsequently forced by governmental action to cease business. As an accommodation to Banner Aerospace, in December 1994, an affiliate of Mr. Jeffrey Steiner agreed to attempt to effect collection of the Certificate and, to this end, acquired the Certificate from Banner Aerospace for $750,000, payable over two years. Mr. Steiner has paid Banner Aerospace $500,000, but has received no payment from the issuer of the Certificate. On May 20, 1996, the Board of Directors of Banner Aerospace agreed to make the last $250,000 payment conditional upon the collection of any proceeds received by the affiliate from the Certificate.

  In fiscal year 1996, the Company completed the purchase of substantially all shares of stock of Compagnie Pour Le Developpement Industriel (a French based company) from Jacques Moskovic (President of Fairchild Technologies), for an aggregate purchase price of $750,000. Compagnie Pour Le Developpement Industriel ("CDI") is a distributor of products of Fairchild Technologies GmbH (a Company subsidiary). Upon termination of employment, Mr. Moskovic has certain rights to buy back such CDI stock, at the Company's original purchase price plus all additional investments by the Company in CDI, plus interest from the date of each investment.

  Mortimer M. Caplin, a director of the Company, is a senior member of the law firm of Caplin & Drysdale, which rendered legal services to the Company during fiscal 1996. The Company intends to use the services of this firm during fiscal 1997.

  Prior to becoming a director and Chief Financial Officer of the Company in 1996, Colin Cohen was an employee (managing director) of Citicorp Securities, Inc., which rendered investment banking services to the Company during fiscal 1996. The Company intends to use the services of this firm during fiscal 1997.

  Prior to being employed full time by Fairchild Fasteners, Mr. Sharpe (a director of the Company) served as a consultant to the Company regarding the operation and administration of Fairchild Fasteners. For such services, in October 1995 Mr. Sharpe was granted options for 30,000 shares, exercisable at a price of $6 per share.

                                     * * *

                     ITEM 2. APPROVAL OF AMENDMENTS TO THE
              1986 NON-QUALIFIED AND INCENTIVE STOCK OPTION PLAN
                 (EXTENDING THE EXPIRATION DATE OF THE PLAN TO
                                APRIL 9, 2006)

  The Company's 1986 Non-Qualified and Incentive Stock Option Plan (the "1986 Plan") was originally adopted by the Board on April 9, 1986, and was approved by the Company's stockholders at the 1986 annual meeting. The 1986 Plan was last amended and restated on September 6, 1990. The purpose of the 1986 Plan is to encourage ownership of Class A Stock by officers and key employees of the Company and its subsidiaries, to encourage their continued employment with the Company and to provide them with additional incentive to promote the success of the Company.

  There will be presented at the Annual Meeting a proposal to approve the amendments to the 1986 Plan adopted by the Board on May 23,1996, subject to stockholder approval. These amendments ("1996 Stock Option Plan Amendments"), which are summarized below, extend the expiration date of the 1986 Plan. The original expiration date was April 9, 1996; the new expiration date is April 9, 2006. The following summary is qualified in its entirety by reference to the full text of the amended and restated 1986 Plan set forth in the attached Exhibit A.

DESCRIPTION OF THE PLAN:

  General Information. 4,320,000 shares of Class A Stock are authorized for issuance upon exercise of stock options under the 1986 Plan. As of August 30, 1996, approximately ten (10) executive officers (including directors who are officers) and 2,100 employees were eligible to participate in the 1986 Plan, including officers and employees of Company subsidiaries.

  As of August 30, 1996, an aggregate of 2,690,203 shares of Class A Stock were issued pursuant to the 1986 Plan, and there remained outstanding unexercised stock option, to purchase 1,109,862 shares of Class A Stock. Adjustments shall be made in the number and kind of shares subject to the 1986 Plan, and in the exercise price of stock options under the 1986 Plan, to reflect changes in the Company's Class A Stock as a result of corporate restructure, reclassification, merger, stock split or similar events.

  Stock Options. The 1986 Plan provides for the granting of options intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended ("Incentive Stock Options"), as well as the granting of options that do not meet those requirements ("Non-Qualified Stock Options"), or a combination of the foregoing. Under the 1986 Plan, options must be granted at not less than fair market value; however, Incentive Stock Options granted to participants owning more than 10% of the total combined voting power of all classes of stock of the Company or, if applicable, a subsidiary or parent of the Company, must be granted at not less than 110% of the fair market value. The exercise price is payable in cash or, with the approval of the Stock Option Committee, in shares of Class A Stock or Class B Stock (valued at their fair market value at the date of exercise) or a combination of such stock and cash.

  Eligibility and Administration. Officers (including officers who are members of the Board) and key employees of the Company or its subsidiaries are eligible to receive Incentive Stock Options and/or Non-Qualified Stock Options under the 1986 Plan. Non-employee consultants of the Company or its subsidiaries are eligible to receive Non-Qualified Stock Options under the 1986 Plan. The 1986 Plan is administered by a committee (the "Stock Option Committee") of members of the Board who are "disinterested persons" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The 1986 Plan provides that the Stock Option Committee will select those employees to whom options under the 1986 Plan will be granted and will otherwise administer the 1986 Plan, taking into account the duties of the employees, their present and potential contributions to the success of the Company and such other factors as the Stock Option Committee deems relevant in connection with accomplishing the purposes of the 1986 Plan. Prior to the 1996 Stock Option Plan Amendments, no stock options could be granted under the 1986 Plan after April 9, 1996. Pursuant to the 1996 Stock Option Plan Amendments, stock options may be granted through (but not after) April 9, 2006. All stock options outstanding as of April 9, 2006 shall continue to be exercisable pursuant to their terms. The Board may from time to time amend the 1986 Plan, provided, however, that no amendments shall be made without stockholder approval if stockholder approval is required under Section 422 of the Internal Revenue Code or Rule 16b-3 under the Exchange Act.

  Exercise. Stock options under the 1986 Plan may be exercisable for a term of not more than ten years from the date of grant. Pursuant to the 1996 Stock Option Plan Amendments, each stock option award granted after November 21, 1996, must contain a vesting schedule pursuant to which stock options covered by each award are exercisable within the following time periods: (i) after one year from the date of grant, the grantee may exercise up to 25% of the stock options covered by such award; (ii) after two years from the date of grant, the grantee may exercise up to 50% of the stock options covered by such award; (iii) after three years from the date of grant, the grantee may exercise up to 75% of the stock options covered by such award; and (iv) after four years from the date of grant, the grantee may exercise up to 100% of the stock options covered by such award.

  Typically, a stock option granted under the 1986 Plan is exercisable only during the term of its holder's employment with the Company and for a prescribed period thereafter. In the event of an unusual corporate event such as liquidation, merger, other business combination, or acquisition or change in control of the Company, the Board, in its sole discretion, and on a case-by-case basis, may terminate options effective 90 days after the occurrence of such unusual corporate event, in which event the right to exercise such terminated options is accelerated.

  Tax Consequences. The following discussion addresses certain federal income tax consequences in connection with the 1986 Plan. State tax treatment is subject to individual state laws and is not reviewed in this discussion.

  Incentive Stock Options. An Incentive Stock Option results in no taxable income to the optionee or a deduction to the Company at the time it is granted or exercised. If the optionee retains the stock received as a result of an exercise of an Incentive Stock Option for at least two years from the date of the grant and one year from the date of exercise, then the gain is treated as long-term capital gain. If the shares are disposed of during this period, the options will be treated as a Non-Qualified Stock Option. The Company receives a tax deduction only if the shares are disposed of during such period. The deduction is equal to the amount of taxable income to the optionee.

  Non-Qualified Stock Options. A Non-Qualified Stock Option results in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising such an option will, at that time, realize taxable compensation in the amount of the difference between the option price and the then market value of the shares. Subject to the applicable provisions of the Internal Revenue Code, a deduction for federal income tax purposes will be allowable to the Company in the year of exercise in an amount equal to the taxable compensation realized by the optionee.

  Limit on Shares Issuable to Chief Executive Officer. Pursuant to the 1996 Stock Option Plan Amendment, the number of shares of Class A Common Stock subject to awards granted under the 1986 Plan to Jeffrey Steiner (Chairman and Chief Executive Officer) for the period of May 23, 1996 through April 9, 2006, shall not exceed a total of 1,200,000 shares.

  Beneficiaries of Plan. As of August 30, 1996, the number of options available for awards under the 1986 Plan was 519,935. In addition, if 1,109,862 options outstanding as of August 30, 1996 lapse prior to exercise, such options again become available for awards under the 1986 Plan. The tables in this Proxy Statement under "Executive Compensation--Options Granted in Fiscal year 1996" and "Executive Compensation--Option Year End Values" summarize the outstanding options under the 1986 Plan, prior to the 1996 Stock Option Plan Amendments. Since future awards under the 1986 Plan (as amended) are subject to approval by the Stock Option Committee, it is not possible to determine how many future stock options will be awarded to the named executive officers, to executive officers as a group, or to other employees as a group, nor the dollar value of such future stock options. Assuming that all remaining stock options presently available for award under the 1986 Plan were granted to executive officers only, such group would receive additional options for 519,935 shares of Class A Stock in the aggregate. On August 30, 1996, the closing price on the New York Stock Exchange for the Company's Class A Stock was $14 per share, as reported in The Wall Street Journal.

  THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENTS TO THE 1986 NON-
                  QUALIFIED AND INCENTIVE STOCK OPTION PLAN.

                                     * * *

                  ITEM 3: APPROVAL OF GRANTS OF STOCK OPTIONS
                        TO CERTAIN EMPLOYEES UNDER THE
              1986 NON-QUALIFIED AND INCENTIVE STOCK OPTION PLAN

  At the Annual Meeting, the Stockholders will be asked to approve the grant of stock options for certain employees.

  The Company's 1986 Plan expired on April 9, 1996. On May 23, 1996, the Board amended the 1986 Plan to extend its expiration date, subject to approval by the Company's stockholders. See discussion under Item 2 above (Approval of Amendments to the 1986 Non-Qualified and Incentive Stock Option Plan).

  Any awards granted under the 1986 Plan from the period of April 9, 1996 through the date of the Annual Meeting were made contingent on the following action: (i) approval by the Company's stockholders of the amendment to the 1986 Plan (as discussed under Item 2 above--Approval of Amendments to the 1986 Non-Qualified and Incentive Stock Option Plan), and (ii) approval of such awards by the Company's stockholders at the Annual Meeting.

  The following awards made after April 9, 1996 are submitted for approval by the Company's stockholders:

                                           Number of
                                             Shares      Per Share
                                        Underlying Stock Exercise    Expiration
   Employee                   Date          Options        Price        Date
   --------                  -------    ---------------- ---------   ----------
   Colin Cohen               10/1/96     50,000                  (1)  9/30/01
   John Flynn                5/23/96(2)   7,500(3)        $ 7.000(4)  9/11/99(5)
                             9/12/96     10,000           $14.875(1)  9/11/01
   Donald Miller             5/23/96(2)   5,000(3)        $ 7.000(4)  9/11/99(5)
                             9/12/96     25,000           $14.875(1)  9/11/01
   James Moriarty            7/22/96     15,000            $12.75(1)  7/21/01
   Jacques Moskovic          9/12/96     10,000           $14.875(1)  9/11/01
   Eric Steiner              5/23/96(2)   7,000(3)        $ 7.000(4)  9/11/99(5)
                             9/12/96     35,000           $14.875(1)  9/11/01
   Jeffrey Steiner           9/12/96     30,000           $14.875(1)  9/11/01
   Other Employees (Non-Of-  6/13/96      5,390 in the    $15.500(1)  6/12/01
    ficers)                              aggregate
                             9/12/96     77,000 in the    $14.875(1)  9/11/01
                                         aggregate-

--------
(1) Closing price on date of issuance of stock option.
(2) Extension of exercise period of stock options previously granted on 9/12/91.
(3) Same number of shares as underlying stock options previously granted on 9/12/91.
(4) Same exercise price as stock options previously granted on 9/12/91.
(5) Expiration extended 3 years from 9/11/96 to 9/11/99.

  The exercise price for such stock options is the fair market value of the Company's Class A Stock at the time of the original award by the Stock Option Committee (date of grant noted in the table above). Such stock options are subject to all the terms and conditions of the 1986 Plan.

  Tax Consequences: For federal income tax purposes, such stock options constitute Non-Qualified Stock Options. Please see discussion under Item 2 above (Approval of Amendments to the 1986 Non-Qualified and Incentive Stock Option Plan), under caption "Tax Consequences--Non-Qualified Stock Options" for a discussion of the tax consequences of Non-Qualified Stock Options.

  Effect of Contingency: If the amendments to the 1986 Stock Option Plan (Item 2 above) are not approved by the Company's stockholders, or if the stock options under this Item 3 are not approved by the Company's stockholders, such stock options shall be null and void. If both contingencies are satisfied, such stock options shall be deemed awarded as of the date the Stock Option Committee made each such award.

 THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE GRANT OF STOCK OPTIONS
                             TO CERTAIN EMPLOYEES

                                     * * *

                   ITEM 4: APPROVAL OF THE 1996 NON-EMPLOYEE
                          DIRECTORS STOCK OPTION PLAN

  At the Annual Meeting, the Stockholders will be asked to approve the 1996 Non-Employee Directors Stock Option Plan of The Fairchild Corporation (the "1996 NED Plan"). The 1996 NED Plan is designed to maintain the Company's ability to attract and retain qualified and competent persons to serve as outside directors of the Company by providing a means whereby such persons acquire an equity interest in the Company, and to secure for the Company and its stockholders the benefit of the incentives inherent in such equity ownership by persons whose advice and counsel are important to the Company's future growth and continued success. The following summary describing material provisions of the 1996 NED Plan is qualified in its entirety by reference to the full text of the 1996 NED Plan set forth in the attached Exhibit B.

DESCRIPTION OF THE PLAN:

  Participation: Participation in the 1996 NED Plan is limited to members of the Board who (at the time of each award under the 1996 NED Plan) are not employees (and for the previous three fiscal years, have not been employees) of the Company or any of its subsidiaries ("Non-Employee Directors"). Assuming that all the directors nominated in this Proxy Statement are elected at the Annual Meeting, there will be immediately after the Annual Meeting six directors meeting the definition of Non-Employee Directors. Persons who serve or have served as consultants for the Company or its subsidiaries are eligible to be treated as Non-Employee Directors.

  Stock Option Grants. If approved by the Stockholders, the 1996 NED Plan will automatically grant (as of the date of the Annual Meeting) options for 30,000 shares of Class A Stock for each of Melville Barlow and Daniel Lebard (new Non-Employee Directors) and options for 2,000 shares of Class A Stock for each of the other Non-Employee Directors (four (4) persons) (collectively, the "Initial Stock Option Grant"). Each person who becomes a Non-Employee Director after the Annual Meeting shall be granted an option for 30,000 shares of Class A Stock at the time such person first becomes a Non-Employee Director ("New Director Stock Option Grant"). On the date of each annual meeting following the Annual Meeting, each person elected as a Non-Employee Director at such meeting shall be granted an option for 1,000 additional shares of Class A Stock (an "Annual Stock Option Grant"), provided that such person has served as a Non-Employee Director for at least six months prior to such annual meeting. Anyone who first becomes a Company director when he is an employee of the Company or any of its subsidiaries, is not eligible to receive a New Director Stock Option under the 1996 NED Plan.

  Shares Available Under 1996 NED Plan. An aggregate of 250,000 shares of Class A Stock will be subject to the 1996 NED Plan. Shares subject to options which terminate unexercised will be available for future option grants. No options may be granted under the 1996 NED Plan after September 12, 2006 (ten years from the date the 1996 NED Plan was adopted by the Board). All stock options outstanding as of September 12, 2006 shall continue to be exercisable pursuant to their terms. Adjustments shall be made in the number and kind of shares subject to the 1996 NED Plan, and in the exercise price of stock options under the 1996 NED Plan, to reflect changes in the Company's Class A Stock as a result of corporate restructure, reclassification, merger, stock split or similar events.

  Exercise of Stock Options. The Initial Stock Option Grants for 30,000 shares each granted to Melville Barlow and Daniel Lebard and all subsequent New Director Stock Option Grants vest 25% each year from the date of grant; all other stock option grants under the 1996 NED Plan vest immediately upon the date of grant. All stock options granted under the 1996 NED Plan expire five years after the date they were granted. If a Non-Employee Director ceases to serve as a member of the Board (other than due to death or disability), all options granted to such director under the 1996 NED Plan shall expire three months after such person ceases to be a member of the Board, or on their stated expiration date, whichever occurs first. If a Non-Employee Director ceases to serve as a member of the Board due to death or disability, all options granted to such director under the 1996 NED Plan shall expire one year from the director's death or disability, or on their stated expiration date, whichever occurs first. The exercise price for each stock option under the 1996 NED Plan shall be the fair market value of the Company's Class A Stock on the date of grant. The exercise price is payable in cash or, with the approval of the Stock Option Committee, in shares of Class A Stock or Class B Stock (valued at their fair market value at the date of exercise) or a combination of such stock and cash.

  Administration. The 1996 NED Plan will be administered by the Board (excluding the participation of Non-Employee Directors) or by a committee of three or more directors (excluding Non-Employee Directors) (the "Plan Administrator"). The Plan Administrator will be authorized to interpret the 1996 NED Plan but will have no discretion with respect to the selection of directors to receive options, the number of shares subject to the 1996 NED Plan or to each grant thereunder, or the purchase price for shares subject to options. The Plan Administrator shall have no authority to materially increase the benefits under the 1996 NED Plan. The Board may terminate, amend or modify the 1996 NED Plan at any time. However, any amendment or modification that increases the total amount of Class A Stock on which options may be granted under the 1996 NED Plan, changes the manner of determining the option price, changes the classes of individuals eligible to receive options, changes the number of options which may be granted to each director, changes the times when such options are granted, or materially increases the benefits under the 1996 NED Plan, will require the approval of Company stockholders.

  Tax Consequences. For federal income tax purposes, options under the 1996 NED Plan constitute Non-Qualified Stock Options. Please see discussion under
Item 2 above (Approval of Amendments to the 1986 Non-Qualified and Incentive Stock Option Plan), under caption "Tax Consequences--Non-Qualified Stock Options" for a discussion of the tax consequences of Non-Qualified Stock Options.

  Beneficiaries of Plan. If the 1996 NED Plan is approved at the Annual Meeting, the following directors will immediately receive stock options:
Melville Barlow, 30,000 shares; Mortimer Caplin, 2,000 shares; Philip David, 2,000 shares; Harold Harris, 2,000 shares; Daniel Lebard, 30,000 shares; Herbert S. Richey, 2,000 shares. This constitutes stock options for an aggregate 68,000 shares of Class A Stock issued to Non-Employee Directors as a group. Such stock options shall be exercisable at the fair market value of the Company's Class A Stock as of the date of the Annual Meeting. On August 30, 1996, the closing price on the New York Stock Exchange for the Company's Class A Stock was $14 per share, as reported in The Wall Street Journal.

  All Non-Employee Directors are entitled to receive additional options for 1,000 shares each year, up to an aggregate of 250,000 shares for all options issued under the 1996 NED Plan.

  Executive officers and management directors are not eligible to participate in the 1996 NED Plan.

 THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE NON-EMPLOYEE DIRECTORS
                               STOCK OPTION PLAN

                                     * * *

    ITEM 5: APPROVAL OF MATERIAL TERMS OF PERFORMANCE GOALS FOR FISCAL 1997 INCENTIVE COMPENSATION AWARD FOR THE COMPANY'S CHIEF EXECUTIVE OFFICER

  At the Annual Meeting, the shareholders will be asked to approve the material terms of the performance goals for the fiscal 1997 incentive compensation award for the Company's Chief Executive Officer. Effective for tax years beginning in 1994, the Code disallows deductions for publicly-held corporations with respect to compensation in excess of $1,000,000 paid to certain executive officers. However, compensation payable solely on account of attainment of one or more performance goals is not subject to this deduction limitation if the performance goals are objective, pre-established and determined by a compensation committee comprised solely of two or more outside directors, the material terms of the performance goals under which the compensation is to be paid are disclosed to the shareholders and approved by a majority vote, and the compensation committee certifies that the performance goals and other material terms were in fact satisfied before the compensation is paid.

  On September 12, 1996, the Company's Compensation and Stock Option Committee established performance goals for the Chief Executive Officer's fiscal 1997 incentive compensation award and the maximum amount payable to the Chief Executive Officer if the goals are achieved. The performance goals and maximum amounts payable for fiscal 1997 are as follows:

    1. If the Company (including its consolidated subsidiaries) achieves pre-tax profits for fiscal 1997, the Chief Executive Officer may receive up to three percent (3%) of such pre-tax profits.

    2. If the Company engages in an extraordinary transaction (e.g., purchase or sale of assets not in the ordinary course, including, without limitation, through a public offering or private placement of securities) during fiscal 1997, the Chief Executive Officer may receive up to one and one-half percent (1 1/2%) of the total value of the transaction.

  All of the foregoing will be computed in such a manner to avoid duplication.

  The Compensation and Stock Option Committee retains the right to determine the actual amount of incentive compensation to be awarded to the Chief Executive Officer in fiscal 1997 based on his individual contribution, consistent with the foregoing goals and in an amount no greater than the maximum amounts set forth above.

  Assuming the shareholders approve the material terms of the performance goals as described herein, the Company believes that any such incentive compensation award to the Chief Executive Officer will qualify as performance-based compensation that will be deductible from the Company's gross income for federal income tax purposes.

        THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THIS PROPOSAL

                                     * * *

ITEM 6: APPROVAL OF MATERIAL TERMS OF PERFORMANCE GOALS FOR FISCAL YEARS 1997, 1999, 2000 AND 2001 INCENTIVE COMPENSATION AWARDS FOR PRESIDENT AND GENERAL
                    MANAGER OF FAIRCHILD TECHNOLOGIES GMBH

  The Company (through its subsidiaries) has engaged James M. Moriarty as President and General Manager of Fairchild Technologies GmbH, pursuant to which he will have responsibilities with respect to the Company's subsidiaries engaged in the semiconductor industry (collectively, Fairchild Technologies). As described in Item 5 above, certain incentive compensation awards paid to officers are not deductible under the Code unless approved by the shareholders. At the Annual Meeting, the shareholders will be asked to approve the material terms of the performance goals for fiscal years 1997, 1999, 2000 and 2001 incentive compensation awards for Mr. Moriarty.

  The following incentive bonus plans have been established for Mr. Moriarty, subject to shareholder approval:

    1. Executive Incentive Plan. The Executive Incentive Plan for Mr. Moriarty stipulates measurable performance objectives for each fiscal year, that (if fully met) will result in a bonus to Mr. Moriarty in the maximum amount of 165% of his base salary for such fiscal year. The performance objectives for fiscal year 1997 are based on meeting specified targets under the following categories: track booking, new key accounts, new products, product line realization and definition, and organizational development. Per determination of the Compensation and Stock Option Committee, the specified targets under each category are not disclosed since such information could be deemed confidential and disclosure could have an adverse effect on the Company. If the specified criteria for fiscal year 1997 are fully met, Mr. Moriarty would be entitled to a bonus in the maximum amount of $313,500.

    2. Business Development Incentive Plan. The Business Development Incentive Plan focuses on the long-term growth, market share and profitability of Fairchild Technologies. It stipulates measurable performance objectives for Fairchild Technologies (specified in terms of meeting net revenue goals and operating profit goals) that, if fully met, will result in a bonus to Mr. Moriarty during fiscal year 1999, Fiscal Year 2000 and Fiscal Year 2001 in the maximum amount of $500,000 per year. Per determination of the Compensation and Stock Option Committee the specified net revenue goals and operating profit goals for fiscal years 1999, 2000, and 2001 are not specified since such information could be deemed confidential and disclosure could have an adverse effect on the Company.

  The above-described incentive compensation plans for Mr. Moriarty were approved by the Compensation and Stock Option Committee on May 23, 1996, and ratified on September 12, 1996.

  The bonuses under the above-described incentive compensation plans for Mr. Moriarty will be computed in such a manner to avoid duplication.

  The Compensation and Stock Option Committee retains the right to determine the actual amount of incentive compensation to be awarded to Mr. Moriarty during fiscal years 1997, 1999, 2000 and 2001 based on his individual contribution, consistent with the foregoing goals and in an amount no greater than the maximum amounts set forth above.

  Assuming the shareholders approve the material terms of the performance goals as described herein, the Company believes that any such incentive compensation award to Mr. Moriarty will qualify as performance-based compensation that will be deductible from the Company's gross income for federal income tax purposes.

        THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THIS PROPOSAL

                                     * * *

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

  Arthur Andersen LLP has served as the Company's independent auditor since 1968. No change is contemplated. A representative of Arthur Andersen LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to any appropriate questions.

                           EXPENSES OF SOLICITATION

  The cost of soliciting these proxies will be borne by the Company. In addition to the use of the mail, proxies may be solicited by directors, officers or employees of the Company, in person, or by telephone or fax. The Company will also reimburse brokerage houses and others forwarding proxy materials to beneficial owners of stock.

                             STOCKHOLDER PROPOSALS

  Stockholders of the Company who wish to make a proposal to be included in the Company's proxy materials for its 1997 annual meeting of stockholders must cause such proposal to be received by the Company at its corporate headquarters, Washington Dulles International Airport, 300 West Service Road, P.O. Box 10803, Chantilly, Virginia 20153, Attention: Donald E. Miller, Senior Vice President & Secretary, not later than June 10, 1997.

                                 ANNUAL REPORT

  The Company's Annual Report to Stockholders for the fiscal year ended June 30, 1996, was mailed to stockholders with or prior to mailing of this Proxy Statement. The Company will provide free of charge to any stockholder as of the record date who so requests in writing, a copy of the Company's annual report on Form 10-K for fiscal year 1996. Requests for such copies should be directed to Donald E. Miller, Senior Vice President & Secretary, The Fairchild Corporation, Washington Dulles International Airport, 300 West Service Road, P.O. Box 10803, Chantilly, Virginia 20153.

                                          By Order of the Board of Directors

                                          Donald E. Miller
                                          Senior Vice President & Secretary

                                                                      EXHIBIT A

              (LANGUAGE TO BE ADDED IS INDICATED BY UNDERLINING.)

                       1986 NON-QUALIFIED AND INCENTIVE
                             STOCK OPTION PLAN OF
                           THE FAIRCHILD CORPORATION
                   (AMENDED AND RESTATED AS OF MAY 23, 1996)

1. PURPOSE OF THE PLAN.

  This 1986 Non-Qualified and Incentive Stock Option Plan of The Fairchild
                                                             -------------
Corporation (previously known as Banner Industries, Inc.) adopted on April 9,
---------------------------------------------------------
1986, as amended and restated as of May 23, 1996, is intended to encourage
      ------------------------------------------
officers, key employees, and non-employee consultants of the Company to acquire or increase their ownership of Class A Common Stock of the Company on
                                       --------------------
reasonable terms. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals to the Company and its Subsidiaries in the future.

2. DEFINITIONS.

  When used herein the following terms shall have the meaning set forth below:

    2.1 "Affiliate" means, with respect to any specified person or entity, a person or entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person or entity specified.

    2.2 "Award" means an Option.

    2.3 "Award Agreement" means a written agreement in such form as may be, from time to time, hereafter approved by the Committee, which shall be duly executed by the Company and which shall set forth the terms and conditions of an Award under the Plan.

    2.4 "Board" means the Board of Directors of The Fairchild Corporation
                                                -------------------------
  (previously known as Banner Industries, Inc.).
  ---------------------------------------------

    2.5 "Code" means the Internal Revenue Code of 1986, as in effect at the time of reference, or any successor revenue code which may hereafter be adopted in lieu thereof, and reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

    2.6 "Committee" means the Stock Option Committee of the Board or any other committee appointed by the Board whose members meet the requirements for eligibility to serve set forth in Section 4 which is invested by the Board with responsibility for the administration of the Plan.

    2.7 "Company" means The Fairchild Corporation (previously known as Banner
                        -----------------------------------------------------
  Industries, Inc.).
  -----------------

    2.8 "Employees" means officers (including officers who are members of the Board), key employees and non-employee consultants of the Company or any of its Subsidiaries.

    2.9 "Fair Market Value" means with respect to the Company's Shares the closing price of the Shares as of the date on which the value is to be determined, as reported on the New York Stock Exchange Composite Tape or such other source of quotation for, or reports of, trading activity in Shares as the Committee may from time to time select.

    2.10 "Incentive Stock Option" means an Option meeting the requirements and containing the limitations and restrictions set forth in Section 422 of
                                                                       ---
  the Code.

    2.11 "Non-Qualified Stock Option" means an Option other than an Incentive Stock Option.

    2.12 "Option" means the right to purchase, at a price and for a term fixed by the Committee in accordance with the Plan, subject to such other limitations and restrictions as the Plan and the Committee impose, the number of Shares specified by the Committee.

    2.13 "Parent" means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

    2.14 "Plan" means the Company's 1986 Non-Qualified and Incentive Stock Option Plan, as amended from time to time.

    2.15 "Shares" means shares of the Company's $.10 par value Class A Common Stock or, if by reason of the adjustment provisions hereof any rights under an Award under the Plan pertain to any other security, such other security.

    2.16 "Subsidiary" means any corporation other than the Company in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    2.17 "Successor" means the legal representative of the estate of a deceased Employee of the person or persons who shall acquire the right to exercise an Award by bequest or inheritance or by reason of the death of the Employee.

    2.18 "Term" means the period during which a particular Award may be exercised.

3. STOCK SUBJECT TO THE PLAN.

  There will be reserved for use, upon the exercise of Awards to be granted from time to time under the Plan, an aggregate of 4,320,000 Shares, which Shares may be, in whole or in part, as the Board shall from time to time determine, authorized by unissued Shares, or issued Shares which shall have been reacquired by the Company. Any Shares subject to issuance upon exercise of Options but which are not issued because of a surrender, lapse, expiration or termination of any such Option prior to issuance of the Shares shall once again be available for issuance in satisfaction of Awards. It is noted that the number of Shares reserved but unissued for Awards under the Plan as of May 23, 1996 (the date the Plan was amended to extend for an additional ten years) was 1,629,797 Shares. The aggregate number of Shares issued under Awards granted prior to the May 23, 1996 amendment and pursuant to Awards granted after the May 23, 1996 amendment shall not, in any event, exceed 4,320,000 Shares.

4. ADMINISTRATION OF THE PLAN.

  The Board shall appoint the Committee, which shall consist of not less than two (2) disinterested members of the Board as defined in Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934. Subject to the requirements of Rule 16b-3, participation in a stock option plan exclusively for non-employee directors (where such stock option plan is administered by the full Board or is administered pursuant to a formula), shall not disqualify a member of the Board as being eligible to serve on the Committee under this Plan.

  Subject to the provisions of the Plan, the Committee shall have full authority, in its discretion, to determine the Employees to whom Awards shall be granted, the number of Shares to be covered by each of the Awards, and the terms of any such Award; to amend or cancel Awards (subject to Section 18 of the Plan); to accelerate the vesting of Awards; to require the cancellation or surrender of any previously granted options under this Plan or any other plans of the Company as a condition to the granting of an Award; to interpret the Plan; and to prescribe, amend, and rescind rules and regulations relating to it, and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan and the granting of Awards hereunder.

  The Board may, from time to time, appoint members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum. Any action of the Committee may be taken by a written instrument signed by all of the members, and any action so taken shall be fully as effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable and shall appoint a Secretary who shall keep minutes of its meetings and records of all action taken in writing without a meeting. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his service on the Committee.

5. EMPLOYEES TO WHOM AWARDS MAY BE GRANTED.

  Awards may be granted in each calendar year or portion thereof while the Plan is in effect to such of the Employees as the Committee, in its discretion, shall determine.

  In determining the Employees to whom Awards shall be granted and the number of Shares to be subject to purchase under such Awards, the Committee shall take into account the duties of the respective Employees, their present and potential contributions to the success of the Company, and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

  No Award shall be granted to any member of the Committee so long as his membership on the Committee continues or to any member of the Board who is not also an officer, key employee, or non- employee consultant of the Company or any Subsidiary.

6. STOCK OPTIONS.

  6.1 Types of Stock Options. Options granted under this Plan may be (i) Incentive Stock Options, (ii) Non-Qualified Stock Options, or (iii) a combination of the foregoing, except that only Non-Qualified Stock Options may be granted to non-employee consultants. The Award Agreement shall designate whether an Option is an Incentive Stock Option or a Non-Qualified Stock Option.

  6.2 Option Price. The option price per share of any Option granted under the Plan shall not be less than the Fair Market Value of the Shares covered by the Option on the date the Option is granted.

  Notwithstanding anything herein to the contrary, in the event an Incentive Stock Option is granted to an employee who, at the time such Incentive Stock Option is granted, owns, as defined in Section 422 of the Code, stock
                                               ---
possessing more than ten percent (10%) of the total combined voting power of all classes of stock of:

    (I) the Corporation; or

    (ii) if applicable, a Subsidiary; or

    (iii) if applicable, a Parent,

then the option price per share of any Incentive Stock Option granted to such Employee shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares covered by the Option on the date the Option is granted.

  6.3. Terms of Options. Options granted hereunder shall be exercisable for a Term of not more than ten (10) years from the date of grant thereof, but shall be subject to earlier termination as hereinafter provided. Each Award Agreement issued hereunder shall specify the Term of the Option, which Term shall be determined by the Committee in accordance with its discretionary authority hereunder. Each Award Agreement issued after November 21, 1996,
                     ----------------------------------------------------
shall provide that Options thereunder may be exercised within the following
---------------------------------------------------------------------------
time limitations: (i) After one (1) year from the date of the Award, it may be
------------------------------------------------------------------------------
exercised as to not more than 25% of the Shares originally subject to the
-------------------------------------------------------------------------
Option; (ii) After two years from the date of the Award, it may be exercised
----------------------------------------------------------------------------
as to not more than an aggregate of fifty percent (50%) of the Shares
---------------------------------------------------------------------
originally subject to the Option; (iii) After three years from the date of the
------------------------------------------------------------------------------
Award, it may be exercised as to not more than an aggregate of seventy five
---------------------------------------------------------------------------
percent (75%) of the Shares originally subject to the Option; and (iv) After
----------------------------------------------------------------------------
four years from the date of the Award, it may be exercised as to any part or
----------------------------------------------------------------------------
all of the Shares originally subject to the Option.
---------------------------------------------------

  Notwithstanding anything herein to the contrary, in the event an Incentive Stock Option granted to an Employee who, at the time such Incentive Stock Option is granted, owns, as defined in Section 422 of the Code, stock
                                               ---
possessing more than ten percent (10%) of the total combined voting power of all classes of stock of:

    (i)the corporation; or

    (ii)if applicable, a Subsidiary; or

    (iii)if applicable, a Parent,

then such Incentive Stock Option shall not be exercisable more than five (5) years from the date of grant thereof, but shall be subject to earlier termination as hereinafter provided.

  6.4. Limit on Grant of Options. From and after May 23, 1996, the number of
                                  ------------------------------------------
shares of Class A Common Stock subject to Awards granted under the Plan to
--------------------------------------------------------------------------
Jeffrey Steiner, (Chairman and Chief Executive Officer) for the period of May
-----------------------------------------------------------------------------
23, 1996 through April 9, 2006), shall not exceed a total of 1,200,000 shares.
------------------------------------------------------------------------------
Determinations under this Section shall be made in a manner consistent with
---------------------------------------------------------------------------
Section 162(m) of the Code.
---------------------------

7. LIMIT ON FAIR MARKET VALUE OF INCENTIVE STOCK OPTIONS GRANTED AFTER DECEMBER 31, 1986.

  In any calendar year ending after December 31, 1986, no Employee may be granted an Incentive Stock Option hereunder to the extent that the aggregate Fair Market Value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by such Employee during any calendar year (under all such plans of the Employee's employer corporation and, if any, its Parent and Subsidiary corporations) exceeds the sum of One Hundred Thousand Dollars ($100,000.00). For purposes of the preceding sentence, options shall be taken into account in
------------------------------------------------------------------------------
the order in which they were granted. Any option granted under the Plan which
-----------------------------------------------------------------------------
is intended to be an Incentive Stock Option but which exceeds the limitation
----------------------------------------------------------------------------
set forth in this Section 7 of the Plan shall be a Non-Qualified Stock Option.
------------------------------------------------------------------------------

8. DATE OF GRANT.

  The date of grant of an Award granted hereunder shall be the date on which the Committee acts in granting the Award.

9. EXERCISE OF RIGHTS UNDER AWARDS.

  An Employee entitled to exercise an Award may do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Award is being exercised and any other information the Committee may prescribe. The notice shall be accompanied by payment in full of the purchase price of any Shares to be purchased, which payment may be made in cash or, with the Committee's approval, in Shares (or shares of the Company's
                                                  ---------------------------
Class B Common Stock) valued at Fair Market Value at the time of exercise or
---------------------
combination thereof. No Shares shall be issued upon exercise of an Option until full payment has been made therefor. All notices or requests provided for herein shall be delivered to the Vice President--Finance of the Company.

10. AWARD TERMS AND CONDITIONS.

  Each Award or each agreement setting forth an Award shall contain such other terms and conditions not inconsistent herewith as shall be approved by the Board or by the Committee.

11. RIGHTS OF THE AWARD HOLDER.

  The holder of an Award shall not have any of the rights of a stockholder with respect to the Shares subject to purchase under his Award, except to the extent that one or more certificates for such Shares shall be delivered to him upon the due exercise of the Award.

12. NONTRANSFERABILITY OF AWARDS.

  An Award shall not be transferable, other than by will or the laws of descent and distribution, and an Award may be exercised, during the lifetime of the holder of the Award, only by him.

13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

  In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, recapitalization, mergers, consolidations, combinations, or exchange of shares, separations, reorganizations or liquidations, the number and class of Shares available under the Plan in the aggregate, the number and class of Shares subject to Awards theretofore granted, applicable purchase prices and all other applicable provisions, shall, subject to the provisions of the Plan, be equitably adjusted by the Committee (which adjustment may, but need not, include payment to a holder of an Award in cash or Shares in an amount equal to the difference between the price at which such Award may be exercised and the then current fair market value of the Shares subject to such Award as equitably determined by the Committee). The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional Share which might otherwise become subject to an Award.

14. UNUSUAL CORPORATE EVENTS.

  Notwithstanding anything to the contrary, in the case of an unusual corporate event such as liquidation, merger, reorganization (other than a reorganization as defined by Section 368(a)(1)(F) of the Code), or other business combination, acquisition or change in the control of the Company through a tender offer or otherwise, the Board may, in its sole discretion, determine, on a case by case basis, that each Award granted under the Plan shall terminate ninety (90) days after the occurrence of such unusual corporate event, but, in the event of any such termination the Award holder shall have the right, commencing at least five (5) days prior to such unusual corporate event and subject to any other limitation on the exercise of such Award in effect on the date of the exercise to immediately exercise any Options in full, without regard to any vesting limitations, to the extent they shall not have been exercised.

15. FORMS OF OPTIONS.

  Nothing contained in the Plan nor any resolution adopted or to be adopted by the Board or the stockholders of the Company shall constitute the granting of any Award. An Award shall be granted hereunder only by action taken by the Committee in granting an Award. Whenever the Committee shall designate an Employee for the receipt of an Award, the Secretary or the President of the Company, or such other person as the Committee shall appoint, shall forthwith send notice thereof to the Employee, in such form as the Committee shall approve, stating the number of Shares subject to Award, its Term, and the other terms and conditions thereof. The notice shall be accompanied by a written Award Agreement in such form as may from time to time hereafter be approved by the Committee, which shall have been duly executed by or on behalf of the Company. If the surrender of previously issued Awards is made a condition of the grant, the notice shall set forth the pertinent details of such condition, and the written Award Agreement executed by or on behalf of the Company shall be delivered to the Employee on the day such surrender is made, but shall be dated as of the date on which the Committee designated the employee to receive an Award hereunder. Execution by the Employee to whom such Award is granted of said Award Agreement in accordance with the provisions set forth in this Plan shall be a condition precedent to the exercise of any Award.

16. TAXES.

  The Company shall have the right to require a person entitled to receive Shares pursuant to the exercise of an Award under the Plan to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to such Shares before the certificate for such Shares is delivered pursuant to the Award. Furthermore, the Company may elect to deduct such taxes from any other amounts payable then or any time thereafter in cash to the Employee. If the Employee disposes of Shares acquired pursuant to an Incentive Stock Option in any transaction considered to be a disqualifying transaction under Sections 421 and 422 of the Code, the Company shall have the right to deduct any taxes required by law to be withheld from any amounts otherwise payable to the Employee.

17. TERMINATION OF PLAN.

  The Plan shall terminate ten (10) years from April 9, 1996 (i.e., on April
                                               -----------------------------
9, 2006), and an Award shall not be granted under the Plan after that date
--------
although the terms of any Awards may be amended in accordance with the Plan at any time prior to the end of its Term. Any Awards outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms and conditions of the Award and the Plan. It is noted that the Plan
                                                    -------------------------
(prior to the amendment and restatement on May 23, 1996) originally expired on
------------------------------------------------------------------------------
April 9, 1996 and (as a result of the amendment and restatement on May 23,
--------------------------------------------------------------------------
1996), the Plan terminates ten years from April 9, 1996.
--------------------------------------------------------
18. AMENDMENT OF THE PLAN.

  The Plan may be amended at any time and from time to time by the Board, but no amendment without the approval of the stockholders of the Company shall:

    (a) increase the maximum number of Shares as to which Options may be granted under the Plan;

    (b) expand or change the class of persons eligible to receive Awards;

    (c) permit the purchase price of Shares subject to an Option granted under the Plan to be less than the fair market value of such Shares at the time the Option is granted;

    (d) extend the term of the Plan; or

    (e) materially increase the benefits to Employees under the Plan.

  Notwithstanding the discretionary authority granted to the Committee in
Section 4 of the Plan, no amendment or cancellation of the Plan or any Award granted under the Plan shall alter or impair any of the rights or obligations of any person, without his consent, under any Award theretofore granted under the Plan.

19. DELIVERY OF SHARES ON EXERCISE.

  Delivery of certificates for Shares pursuant to an Award may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Shares.

20. FEES AND COSTS.

  The Company shall pay all original issue taxes (not including income taxes)
                                                 ----------------------------
on the exercise of any Award granted under the Plan and all other fees and expenses necessarily incurred by the Company in connection therewith.

21. EFFECTIVENESS OF THE PLAN.

  The Plan first became effective when approved by the Board on April 9, 1986.
           -----

  The Plan, as amended and restated on May 23, 1996 (the "1996 Amendment")
  ------------------------------------------------------------------------
shall be submitted to the Company's stockholders for approval. Unless the 1996
------------------------------------------------------------------------------
Amendment is approved by the affirmative votes of the holders of shares having
------------------------------------------------------------------------------
a majority of the voting power of all shares entitled to vote on the Plan and
-----------------------------------------------------------------------------
represented at a meeting duly held in accordance with Delaware law within
-------------------------------------------------------------------------
twelve (12) months after the 1996 Amendment was approved by the Board: (i) the
------------------------------------------------------------------------------
Plan will revert to its terms, as amended through April 9, 1996; (ii) the 1996
------------------------------------------------------------------------------
Amendment shall be void and of no force or effect; and (iii) all Awards or
--------------------------------------------------------------------------
amendments to Awards made after April 9, 1996 shall be void and of no force or
------------------------------------------------------------------------------
effect.
-------
22. OTHER PROVISIONS.

  As used in the Plan, and in Awards and other documents prepared in implementation of the Plan, references to the masculine pronoun shall be deemed to refer to the feminine or neuter, and references in the singular or plural shall refer to the plural or singular, as the identity of the person or persons or entity or entities being referred to may require. The captions used in the Plan and in such Awards and other documents prepared in implementation of the Plan are for convenience only and shall not affect the meaning of any provision hereof or thereof.

                                                                      EXHIBIT B

                          1996 NON-EMPLOYEE DIRECTORS
                             STOCK OPTION PLAN OF
                           THE FAIRCHILD CORPORATION
                      (ADOPTED AS OF SEPTEMBER 12, 1996)

1. PURPOSES.

  The purposes of the The Fairchild Corporation Non-Employee Directors Stock Option Plan (the "Plan") are to attract and retain qualified and competent persons for service as members of the board of directors (the "Board") of The Fairchild Corporation (the "Company") by providing a means whereby such persons acquire an equity interest in the Company and to secure for the Company and its stockholders the benefit of the incentives inherent in such equity ownership by persons whose advice and counsel are important to the Company's future growth and continued success.

2. ADMINISTRATION.

  (a) The Board (excluding participation by Non-Employee Directors) shall (i) administer the Plan, (ii) establish, subject to the provisions of the Plan, such rules and regulations as it may deem appropriate for the proper administration of the Plan, and (iii) make such determinations under, and such interpretations of, and take such steps in connection with, the Plan or the options issued thereunder as it may deem necessary or advisable.

  (b) The Board may from time to time appoint a Committee (the "Committee"), which shall be comprised of at least three members of the Board who are not Non-Employee Directors and may delegate to the Committee full power and authority to take any and all action required or permitted to be taken by the Board under the Plan, whether or not the power and the authority of the Committee is hereinafter fully set forth. The Board or the Committee, as applicable, shall hereinafter be referred to as the "Administrator".

  (c) The Administrator shall have no discretion with respect to the selection of directors to receive options, the number of shares subject to the Plan or to each Option Grant hereunder, or the purchase price for shares subject to Option Grants hereunder. The Administrator shall have no authority to materially increase benefits under the Plan.

  (d) The Administrator may establish from time to time such regulations, provisions, and procedures within the terms of the Plan as, in its opinion, may be advisable in the administration of the Plan.

  (e) The Administrator may designate the Secretary of the Company or other employees of the Company to assist the Committee in the administration of the Plan and may grant authority to such persons to execute documents on behalf of the Administrator.

3. STOCK.

  The common stock (the "Common Stock") to be made the subject of an option under the Plan shall be the shares of Class A Common Stock of the Company, $.10 par value per share, whether authorized and unissued or treasury stock. The total amount of Common Stock for which options may be granted under the Plan shall not exceed, in the aggregate, 250,000 shares, subject to adjustment in accordance with the provisions of Section 12 hereof. Any shares of Common Stock which were the subject of unexercised portions of any terminated or expired options may again be subject to the grant of options under the Plan during the remaining term of the Plan.

4. AWARD OF OPTIONS.

  (a) Options shall be granted only to directors of the Board who (at the time of Option grant): (i) are not employees of the Company, and (ii) have not been employees of the Company for the past three (3) years ("Non-Employee Directors"). Persons who serve or have served as consultants for the Company or its subsidiaries are eligible to be treated as Non-Employee Directors.

  (b) All options granted under the Plan shall be non-qualified options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "IRC").

  (c) Any and all options granted under this Plan shall be granted not later than ten (10) years from September 12, 1996, the date the Plan was adopted by the Board.

  (d) Every recipient of options pursuant to this Plan shall be bound by the terms and provisions of this Plan (including the restriction on assignability of options set forth in Section 8 below); and, the acceptance of options pursuant to this Plan shall constitute a binding agreement between the recipient and the Company.

5. NUMBER OF SHARES TO BE GRANTED.

  At the time of adoption of the Plan by the stockholders, Non-Employee Directors in office as of such date shall be granted options on such date as follows (collectively, the "Initial Stock Option Grant"): (A) each Non-Employee Director who has been in office for less than three (3) months, options for 30,000 shares (which shall vest 25% each year from the date of grant); and (B) all other Non-Employee Directors, options for 2,000 shares each (which shall vest immediately).

  Each person who becomes a Non-Employee Director of the Company after the adoption of the Plan by the stockholders shall be granted an option for 30,000 shares of Common Stock at the time such person first becomes a Non-Employee Director of the Company (a "New Director Stock Option Grant"); provided, that, anyone who first becomes a Company director when he is an employee of the Company or any of its subsidiaries is not eligible thereafter to receive a New Director Stock Option Grant. New Director Stock Option Grants shall vest 25% each year from the date of grant.

  On the date of each annual meeting or special meeting in lieu of annual meeting of the stockholders of the Company, each person who continues to serve as a Non-Employee Director of the Company immediately after such meeting shall be granted an option for 1,000 additional shares of Common Stock (an "Annual Stock Option Grant"); provided that he or she has served as a Non-Employee Director for at least six months prior to such meeting.

  Initial Stock Option Grants, New Director Stock Option Grants and Annual Stock Option Grants are collectively referred to herein as "Option Grants". The options shall be deemed automatically granted at the times, in the amounts and at the option prices set forth herein without any further action on the part of the Administrator and the proper officers of the Company are authorized, empowered and directed to execute and deliver a confirmation of Option Grants ("Option Grant Confirmation") to reflect each such grant at the times, in the amounts and at the option prices determined in accordance with the Plan.

6. PRICE.

  (a) In the case of an Initial Stock Option Grant, the exercise price of such Option shall be the closing price of the Common Stock on the New York Stock Exchange (the "NYSE") on the date the stockholders approve the Plan.

  (b) In the case of a New Director Stock Option Grant, the exercise price of such Option shall be the closing price of the Common Stock on the NYSE on the date of the New Director Stock Option Grant.

  (c) In the case of an Annual Stock Option Grant, the exercise price of such Option shall be the closing price of the Common Stock on the NYSE on the date of the Annual Stock Option Grant.

  (d) The closing price of the Common Stock, as of any particular day, shall be as reported in The Wall Street Journal; provided, however, that if the Common Stock is not listed on the NYSE on the date the option price is to be determined, the option price shall be the last price reported in The Wall Street Journal prior to the option date.

7. TERM.

  Except for the Initial Stock Option Grants (which shall vest as provided in Section 5 above), and New Director Stock Option Grants (which shall vest 25% each year from the date of grant), all options granted under the Plan will vest immediately upon the date of grant (subject to Sections 9, 10 and 20 hereof). All vested options may be exercised by the holder thereof (a "Holder") in whole at any time after they vest, but no option may be exercised in any amount later than five (5) years from the date such option was granted.

8. TRANSFERABILITY.

  No option may be transferable by a Holder other than by will or the laws of descent and distribution. During the lifetime of a Holder, the option may be exercisable only by such Holder. A Holder who acquires Common Stock hereunder may only transfer such Common Stock in compliance with applicable federal and state securities laws.

9. TERMINATION OF DIRECTORSHIP.

  If, on or after the date an option is granted under the Plan, a Holder ceases to serve as a director of the Company for any reason other than death or disability (including: (i) resignation, (ii) removal as a director of the Company by the stockholders of the Company, with or without cause, or (iii) Holder's decision not to stand for reelection at the next shareholders meeting), the Holder shall have the right subject to Section 10 not later than the earlier of (A) three months after such resignation or removal or (B) the termination date of the option as set forth in the Option Grant Confirmation to exercise such option, to the extent the right to exercise such option shall have accrued at the date of such resignation or removal, except to the extent that such option theretofore shall have been exercised.

10. DEATH OR DISABILITY.

  If a Holder dies or becomes disabled (within the meaning of Section 22(e)(3) of the IRC) while a director of the Company, the Holder, the personal representative of the Holder or the person or persons to whom the option shall have been transferred by will or by the laws of descent and distribution, or the disabled Holder, shall have the right not later than the earlier of: (i) one year from the date of the Holder's death or disability, or (ii) the termination date of the option as set forth in the Option Grant Confirmation, to exercise such option to the extent the right to exercise such option shall have accrued at the date of death or disability, except to the extent such option theretofore shall have been exercised.

11. PAYMENT FOR STOCK.

  (a) The purchase price of Common Stock issued upon exercise of options granted hereunder shall be paid in full on the date of purchase. Payment shall be made either in cash or such other consideration as the Administrator deems appropriate, including, without limitation, Common Stock (or shares of the Company's Class B Common Stock) already owned by the Holder or Common Stock to be acquired by the Holder upon exercise of the option having a total fair market value, as determined by the Administrator, equal to the purchase price, or a combination of cash and Common Stock having a total fair market value, as so determined, equal to the purchase price.

  (b) Common Stock shall not be issued upon the exercise of options unless and until the aggregate amount of federal, state or local taxes of any kind required by law to be withheld, if any, with respect to the exercise of such options have been paid or satisfied or provision for their payment and satisfaction has been made upon such terms as the Administrator may prescribe, including, without limitation, payment of any such taxes by exchanging shares of Common Stock previously owned by the Holder or acquired upon the exercise of an option.

12. STOCK ADJUSTMENTS.

  (a) The total amount of Common Stock for which options shall be granted under the Plan and option terms (both as to the number of shares of Common Stock and the price of the option) shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock resulting from payment of a Common Stock dividend on the Common Stock, a subdivision or combination of the Common Stock, or a reclassification of the Common Stock, and (in accordance with the provisions contained in the following paragraph) in the event of a consolidation or a merger in which the Company will be the surviving corporation.

  (b) After the merger of one or more corporations into the Company in which the Company shall be the surviving corporation, or after any consolidation of the Company and one or more other corporations, each Holder shall, at no additional cost, be entitled, upon any exercise of his option, to receive, in lieu of the number of shares of Common Stock as to which such option shall then be so exercised, the number and class of shares of Common Stock or other securities to which such Holder would have been entitled pursuant to the terms of the applicable agreement of merger or consolidation if at the time of such merger or consolidation such Holder had been a Holder of record of a number of shares of Common Stock equal to the number of shares for which such option may then be so exercised. Comparable rights shall accrue to each Holder in the event of successive mergers or consolidations of the character described above.

  (c) In the event of any sale of all or substantially all of the assets of the Company, or any merger of the Company into another corporation, or any dissolution or liquidation of the Company or, in the discretion of the Board, any consolidation or other reorganization in which it is impossible or impracticable to continue in effect any options, all options granted under the Plan and not previously exercised shall terminate unless exercised at least one business day before the scheduled closing of such event; provided that any such exercise or termination shall be conditioned on the closing of such transaction; and provided further that the Board may in its discretion, require instead that all options granted under the Plan and not previously exercised shall be assumed by such other corporation on the basis provided in the preceding paragraph to the extent possible or practical.

  (d) The adjustments described in this Section 12 and the manner of application of the foregoing provisions shall be determined by the Board in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.

13. RIGHTS AS A STOCKHOLDER.

  A Holder or a transferee of an option shall have no rights as a stockholder with respect to any share of Common Stock covered by such Holder's option until such Holder has become the holder of record of such share of Common Stock, and, except for stock dividends as provided in Section 12 hereof, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights in respect of such share for which the record date is prior to the date on which he or she shall become the holder of record thereof.

14. AMENDMENT AND TERMINATION.

  The Board may at any time terminate, amend or modify the Plan in any respect it deems suitable; provided, however, that no such action of the Board, without the approval of the stockholders of the Company, may: (i) increase the total amount of Common Stock on which options may be granted under the Plan,
(ii) change the manner of determining the option price, (iii) change the class of individuals eligible to receive options, (iv) change the number of options which may be granted to each director, (v) change the times when such options are granted, or (vi) materially increase the benefits under the Plan; provided further that no amendment, modification or termination of the Plan may in any manner affect any option theretofore granted under the Plan without the consent of the then Holder. Notwithstanding the foregoing, the Plan may not be amended more than once in any six-month period except to comply with changes in the IRC, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any rules or regulations promulgated under either the IRC or ERISA.

15. INVESTMENT PURPOSE.

  At the time of exercise of any option, the Company may, if it shall deem it necessary or desirable for any reason, require the Holder to (i) in the absence of an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), represent in writing to the Company that it is such Holder's then intention to acquire the Common Stock for investment and not with a view to the distribution thereof, or (ii) postpone the date of exercise until such time as the Company has available for delivery to the Holder a prospectus meeting the requirements of all applicable securities laws.

16. RIGHT TO REMOVE DIRECTOR.

  Nothing contained herein or in any Option Grant Confirmation shall restrict the right of the stockholders of the Company to remove any Holder as director at any time, with or without cause, or shall constitute or be evidence of any agreement or understanding, express or implied, that the Company shall retain a director for any period of time, or at any particular rate of compensation.

17. FINALITY OF DETERMINATIONS.

  Each determination, interpretation, or other action made or taken pursuant to the provisions of the Plan by the Administrator shall be final and be binding and conclusive for all purposes.

18. INDEMNIFICATION OF DIRECTORS.

  Each director of the Company, solely in his or her capacity as a director, shall be indemnified by the Company against all costs and expenses reasonably incurred by such director in connection with any action, suit or proceeding to which he or she or any of the other directors may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any option granted thereunder, and against all amounts paid in settlement thereof (provided such settlement shall be approved by independent legal counsel) or paid in satisfaction of a judgment in any such action, suit or proceeding, to the extent permitted by Delaware law. Upon the institution of any such action, suit or proceeding, a director of the Company shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such director undertakes to handle it on his or her own behalf.

19. GOVERNING LAW.

  The Plan shall be governed by the laws of the State of Delaware.

20. EFFECTIVE DATE.

  The Plan shall become effective upon the date of its adoption by the Board (September 12, 1996), subject to approval by the stockholders of the Company at the Annual Meeting held in November 1996. If the Plan is approved by the stockholders at such Annual Meeting, Initial Stock Option Grants (as defined in Section 5 of the Plan) shall be issued as of such Annual Meeting date, with the exercise price determined as of such date and the expiration date for such options being five years from such date. If the Plan is not approved by the stockholders at such Annual Meeting, the Plan shall be null and void.

21. OVERRIDE.

  With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator.

22. TERMINATION OF THE PLAN.

  The Plan shall terminate ten (10) years from September 12, 1996. No Option Grants shall be granted under the Plan after such date. Any Option Grants outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms and conditions of such Option Grants.

                 THE FAIRCHILD CORPORATION

    This proxy is solicited on behalf of the Board of Directors of The Fairchild Corporation.

    The undersigned hereby appoints Jeffrey J. Steiner,
  John L. Flynn and Donald E. Miller as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Class A Common Stock, par value $.10 per share, and Class B Common Stock, par value $.10 per share, of The Fairchild Corporation held of record by the undersigned on September 24, 1996 at the Annual Meeting of Stockholders to be held on Thursday, November 21, 1996 at 10:00 a.m. (local time) and at any adjournments or postponements thereof.

      (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                                                             [X] Please mark
                                                                  your votes
                                                                    as this


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES AND FOR APPROVAL OF THE OTHER PROPOSALS.

Item 1--ELECTION OF DIRECTORS: Michael T. Alcox, Melville R. Barlow, Mortimer M. Caplin, Colin M. Cohen, Philip David, Harold J. Harris, Samuel J. Krasney, Daniel Lebard, Herbert S. Richey, Robert A. Sharpe II, Eric I. Steiner, and Jeffrey J. Steiner.

                    For                   Withhold

                    [_]                      [_]

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

------------------------------------------------------

Item 2--To approve amendments to the 1986 non-qualified and incentive stock option plan.

                    For      Against       Abstain

                    [_]        [_]           [_]

Item 3--To approve grants of stock options to certain employees under the 1986 non-qualified and incentive stock option plan.

                    For      Against       Abstain

                    [_]        [_]           [_]

Item 4--To approve the 1996 non-employee directors stock option plan.

                    For      Against       Abstain

                    [_]        [_]           [_]

Item 5--To approve material terms of performance goals for fiscal 1997 incentive compensation award for the Company's Chief Executive Officer.

                    For      Against       Abstain

                    [_]        [_]           [_]


"PLEASE MARK INSIDE BOXES SO THAT DATA PROCESSING EQUIPMENT WILL RECORD YOUR
                                    VOTES."


Item 6--To approve material terms of performance goals for fiscal 1997, 1999, 2000 and 2001 incentive compensation awards for President and General Manager of Fairchild Technologies GmbH.

                    For      Against       Abstain

                    [_]        [_]           [_]

Item 7--In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                              +++++++
                                    +
                                    +
                                    +

Signature(s) ___________________________   Date _______________________________
NOTE: Please sign exactly as name(s) appear hereon. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give full title as such.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY.

---------------------------------------------------------

                 THE FAIRCHILD CORPORATION
               SAVINGS PLAN FOR EMPLOYEES OF
                 THE FAIRCHILD CORPORATION

               VOTING INSTRUCTIONS TO TRUSTEE

    These voting instructions are solicited on behalf of the Board of Directors of The Fairchild Corporation.

  To the Trustee:

    In accordance with the provisions of the Savings Plan for Employees of The Fairchild Corporation, I hereby instruct you, as Trustee, to vote or cause to be voted at the Annual Meeting of Stockholders of The Fairchild
  Corporation to be held on November 21, 1996 and any adjournments thereof, all shares of The Fairchild
  Corporation standing to my credit in the Master Trust covering the foregoing Plan in which I may be a participant and which I am entitled to vote at such meeting as follows:

    The shares represented by this proxy will be voted as directed by the stockholder. If no direction is given by 10:00 a.m. (EST) November 19, 1996, this proxy will be voted in the same percentage as shares held by participants for which the Trustee has received timely voting instructions. The Trustee will hold your voting directions in strict confidence. The Proxy may vote in its discretion upon any other matters properly coming before the Annual Meeting and any adjournments thereof.

        (Continued, and to be signed on other side)

----------------------------------------------------------

--------------------------------------------------------------------------------
                                                                    Please mark
                                                               [X]   your votes
                                                                      as this




Item 1--ELECTION OF DIRECTORS Michael T. Alcox, Melville R. Barlow, Mortimer M. Caplin, Colin M. Cohen, Philip David, Harold J. Harris, Samuel J. Krasney, Daniel Lebard, Herbert S. Richey, Robert A. Sharpe II, Eric I. Steiner, and Jeffrey J. Steiner.

              For          Withhold for all

              [_]                [_]



INSTRUCTION: (TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

-------------------------------

Item 2--To approve amendments to the 1986 non-qualified and incentive stock option plan.

              For          Withhold for all          Abstain

              [_]                [_]                   [_]



"PLEASE MARK INSIDE BOXES SO THAT DATA PROCESSING EQUIPMENT WILL RECORD YOUR
                                    VOTES."




Item 3--To approve grants of stock options to certain employees under the 1986 non-qualified and incentive stock option plan.

              For          Withhold for all          Abstain

              [_]                [_]                   [_]


Item 4--To approve the 1996 non-employee directors stock option plan.

              For          Withhold for all          Abstain

              [_]                [_]                   [_]


Item 5--To approve material terms of performance goals for fiscal 1997 incentive compensation award for the Company's Chief Executive Officer.

              For          Withhold for all          Abstain

              [_]                [_]                   [_]


Item 6--To approve material terms of performance goals for fiscal 1997, 1999, 2000 and 2001 incentive compensation awards for President and General Manager of Fairchild Technologies GmbH.

              For          Withhold for all          Abstain

              [_]                [_]                   [_]


Item 7--In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.






Signature(s)                                              Date
            ------------------------------------------        -----------------
NOTE: Please sign exactly as name(s) appear hereon. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give full title as such.
         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY.
--------------------------------------------------------------------------------